Exhibit 10.11

SERIES A PREFERRED STOCK

PURCHASE AGREEMENT

among

TARGA RESOURCES CORP.

and

THE PURCHASERS PARTY HERETO

i

Section 8.12	Third Party Beneficiary	31
Section 8.13	Waiver of Jury Trial	31
Section 8.14	Amendment	32
Section 8.15	Execution in Counterparts	32

Schedule A — Purchase Price Allocation

Schedule B — Company Group Subsidiaries

Schedule C — Partnership Material Subsidiaries

Exhibit A — Form of Certificate of Designations

Exhibit B — Form of Registration Rights Agreement (Common Stock issuable upon conversion of the Preferred Stock)

Exhibit C — Form of Registration Rights Agreement (Warrant Shares)

Exhibit D — Form of Warrant Agreement

Exhibit E — Form of Vinson and Elkins L.L.P. Opinion

SERIES A PREFERRED STOCK

PURCHASE AGREEMENT

This SERIES A PREFERRED STOCK PURCHASE AGREEMENT, dated as of March 11, 2016 (this “Agreement”), is entered into by and among TARGA RESOURCES CORP., a Delaware corporation (the “Company”), and the purchasers set forth in Schedule A hereto (the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, certain shares of the Preferred Stock and Warrants (each as defined below), in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Barclays” means Barclays Capital, Inc.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“CBF” has the meaning specified in Section 3.04.

“Certificate of Designations” means the Certificate of Designations of the Series A Preferred Stock of the Company, substantially in the form attached to this Agreement as Exhibit A.

“Closing” has the meaning specified in Section 2.01.

“Closing Date” means March 16, 2016.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Units” means common units representing limited partner interests in the Partnership.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Credit Agreement” the Credit Agreement, dated February 27, 2015, by and among the Company, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and the L/C issuer and each lender from time to time party thereto, as amended or supplemented from time to time.

“Company Group Subsidiaries” means all of the Subsidiaries of the Company (other than the Partnership and its Subsidiaries), each of which are listed on Schedule B attached hereto.

“Company Related Parties” has the meaning specified in Section 6.02.

“Company SEC Documents” has the meaning specified in Section 3.05.

“Confidentiality Agreements” means the confidentiality agreements signed between the Company and each Purchaser in respect of the transactions contemplated by this Agreement prior to the date of this Agreement or prior to the Closing Date.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Environmental Law” means any Law relating to the prevention of pollution or protection of the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Materials.

“Environmental Permits” means all approvals, authorizations, consents, licenses, permits, variances, waivers, exemptions, registrations of a Governmental Authority required under any Environmental Laws for the operation of the business of the Targa Entities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Funding Obligation” means an amount equal to the Purchase Price multiplied by the number of Purchased Shares to be purchased by a Purchaser on the Closing Date, as set forth opposite such Purchaser’s name on Schedule A.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided that for the financial statements of the Company prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“General Partner” means Targa Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Targa Entities or any of their respective Properties.

“GP LLC Agreement” has the meaning specified in Section 3.03(a).

“Hazardous Material” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant, contaminant, hazardous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law.

“Incentive Distribution Rights” has the meaning set forth in the Partnership Agreement.

“Indemnified Party” has the meaning specified in Section 6.04.

“Indemnifying Party” has the meaning specified in Section 6.04.

“Issue Date” means the original date of issuance of the Preferred Stock, which shall be the date that the Certificate of Designations is filed with the Secretary of State of the State of Delaware.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, has or would reasonably be expected to have a material adverse effect on (a) the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its Subsidiaries (including the Subsidiaries of the Partnership), taken as a whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents; provided, however, that a Material Adverse Effect shall not include any adverse effect on the foregoing to the extent such adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the markets or industries in which any of the Company and its Subsidiaries operates, except to the

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extent that such entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) any deterioration in the condition of the capital markets or any inability on the part of the Company and its Subsidiaries to access the capital markets, (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, (iv) any change in accounting requirements or principles imposed upon any of the Company and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof, (v) any change in the credit rating and/or outlook of any of the Company and its Subsidiaries (including the Subsidiaries of the Partnership) or any of their securities (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), (vi) changes in the market price or trading volume of the shares of Common Stock (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred) or (vii) any failure of the Company to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (except that the underlying causes of any such failures may be considered in determining whether a Material Adverse Effect has occurred).

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Partnership” means Targa Resources Partners LP, a Delaware limited partnership.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 15, 2015, as amended or supplemented from time to time.

“Partnership Credit Agreement” means the Second Amended and Restated Credit Agreement, dated October 3, 2012, by and among the Partnership and Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, and other lenders named therein, as amended or supplemented from time to time.

“Partnership Material Subsidiaries” means the subsidiaries of the Company listed on Schedule C attached hereto.

“Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates of a Governmental Authority.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

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“Pipeline Safety Law” means any Law applicable to the Targa Entities or the operation of their business in any way relating to the safety of owning, operating or managing pipelines or other facilities used for processing, storing or transporting natural gas, liquids, oil or their by-products, including, but not limited to, the Pipeline Inspection, Protection, Enforcement and Safety Act (49 U.S.C. Chapter 601), the Hazardous Liquid Pipeline Safety Act (49 U.S.C. Chapter 601), the Natural Gas Pipeline Safety Act (49 U.S.C. Chapter 601) and the Pipeline Safety Improvement Act (49 U.S.C. Chapter 601).

“Preferred Stock” means the Series A Preferred Stock of the Company.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchase Price” has the meaning specified in Section 2.02.

“Purchased Shares” has the meaning specified in Section 2.01.

“Purchaser Related Parties” has the meaning specified in Section 6.01.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration Rights Agreements” mean the two Registration Rights Agreements, to be entered into at the Closing, among the Company, Stonepeak and the Purchasers, substantially in the forms attached to this Agreement as Exhibit B and Exhibit C.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, members, partners, controlling persons, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Rights-of-Way” has the meaning specified in Section 3.26.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series A Warrant” means the Series A Warrant, to be entered into at the Closing, between the Company and each Purchaser, substantially in a form attached as Exhibit A to the Warrant Agreement.

“Series B Warrant” means the Series B Warrant, to be entered into at the Closing, between the Company and each Purchaser, substantially in a form attached as Exhibit B to the Warrant Agreement.

“Stonepeak” means Stonepeak Target Holdings LP, a Delaware limited partnership.

“Stonepeak Purchase Agreement” means that certain Series A Preferred Stock Purchase Agreement dated February 18, 2016 between the Company and Stonepeak.

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“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.  For the avoidance of doubt, for purposes of this Agreement, each of the Partnership and its Subsidiaries shall be considered a Subsidiary of the Company.

“Targa Entities” means, collectively the Company, the Partnership, the Company Group Subsidiaries and the Partnership Material Subsidiaries.

“Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and including any liability in respect of any items described above as a transferee or successor, pursuant to Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any Contract.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“TGPI” has the meaning specified in Section 3.03(a).

“Third-Party Claim” has the meaning specified in Section 6.04.

“Total Funding Obligation” means the sum of all of the Purchasers’ Funding Obligations.

“Transaction Documents” means, collectively, this Agreement, the Certificate of Designations, the Registration Rights Agreements, the Warrant Agreement, the Warrants and any and all other agreements or instruments executed and delivered to the Purchasers by the Company hereunder or thereunder, as applicable.

“Underlying Shares” means (i) the shares of Common Stock issuable upon conversion of the Purchased Shares in accordance with the Certificate of Designations and (ii) the Warrant Shares.

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“Warrant Agreement” means the Agreement, to be entered into at the Closing, between the Company and ComputerShare Trust Company, N.A., substantially in the form attached to this Agreement as Exhibit D.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants in accordance with the applicable Warrant.

“Warrants” means the Series A Warrants and the Series B Warrants.

“WestOk” has the meaning specified in Section 3.04.

“WestTex” has the meaning specified in Section 3.04.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Company and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

Article II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Closing. On the Closing Date, subject to the terms and conditions hereof, each Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to each Purchaser, the shares of Preferred Stock (the “Purchased Shares”), the Series A Warrant with respect to Warrant Shares and the Series B Warrant with respect to Warrant Shares, in each case as set forth opposite such Purchaser’s name on Schedule A, for the amounts set forth opposite such Purchaser’s name on Schedule A. The consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place on the Closing Date at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002.

Section 2.02 Purchase Price. In exchange for a cash payment of $1,030 (the “Purchase Price”), each Purchaser shall be entitled to receive one share of Preferred Stock, a Series A Warrant with respect to 14.04 Warrant Shares and a Series B Warrant with respect to 6.77 Warrant Shares (in the aggregate amounts set forth on Schedule A). Prior to the Closing, the Company shall determine the allocation of the Purchase Price among the Purchased Shares, the Series A Warrant (with respect to 14.04 Warrant Shares) and the Series B Warrant (with respect to 6.77 Warrant Shares) based upon their relative fair market values.

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Section 2.03 Deliveries at the Closing.

(a) Deliveries of the Company at the Closing. At the Closing, the Company shall deliver or cause to be delivered to the Purchasers:

(i) A copy of the Certificate of Designations that has been filed with the Secretary of State of the State of Delaware;

(ii) Evidence of issuance of the Purchased Shares to each Purchaser credited to book-entry accounts maintained by the Company;

(iii) A certificate of the Secretary or Assistant Secretary of the Company certifying as to and attaching (A) the certificate of incorporation of the Company, (B) the by-laws of the Company, (C) board resolutions authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares, the Underlying Shares and the Warrants and (D) the incumbency of the officers authorized to execute the Transaction Documents on behalf of the Company, setting forth the name and title and bearing the signatures of such officers;

(iv) A cross-receipt executed by the Company and delivered to the Purchasers certifying that it has received from the Purchasers an amount in cash from each Purchaser equal to such Purchaser’s Funding Obligation;

(v) The Registration Rights Agreements, which shall have been duly executed by the Company;

(vi) To each Purchaser, a Series A Warrant with respect to the number of Warrant Shares under the Warrant Shares column set forth opposite such Purchaser’s name on Schedule A in substantially the form attached as Exhibit A to the Warrant Agreement, which shall have been duly executed by the Company;

(vii) To each Purchaser, a Series B Warrant with respect to the number of Warrant Shares under the Warrant Shares column set forth opposite such Purchaser’s name on Schedule A in substantially the form attached as Exhibit B to the Warrant Agreement, which shall have been duly executed by the Company;

(viii) An opinion from Vinson and Elkins L.L.P., counsel for the Targa Entities, in substantially the form attached hereto as Exhibit E, which shall be addressed to the Purchasers and dated the Closing Date; and

(ix) Such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their counsel may reasonably request.

(b) Deliveries of Each Purchaser at the Closing. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company:

(i) The Registration Rights Agreements, which shall have been duly executed by such Purchaser;

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(ii) A cross-receipt executed by such Purchaser and delivered to the Company certifying that it has received from the Company (A) the number of shares of Preferred Stock set forth opposite such Purchaser’s name on Schedule A and (B) the Warrants with respect to the number of Warrant Shares set forth opposite such Purchaser’s name on Schedule A;

(iii) Payment of such Purchaser’s Funding Obligation payable by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Company; and

(iv) Such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

Section 2.04 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.

Section 2.05 Further Assurances. From time to time after the date hereof, without further consideration, the Company and each Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

Article III

REPRESENTATIONS AND WARRANTIES AND

COVENANTS RELATED TO THE COMPANY

As of the date hereof, the Company represents and warrants to and covenants with the Purchasers as follows:

Section 3.01 Existence.

(a) Each of the Targa Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its Properties and assets and to conduct the businesses in all material respects in which it is engaged, and is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character

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of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not reasonably be expected to have a Material Adverse Effect.

(b) None of the Targa Entities is in violation of its Organizational Documents in any material respect.

(c) Each of the Organizational Documents of each of the Targa Entities has been, and in the case of the Certificate of Designations, at the Closing will be, duly authorized, executed and delivered by any Targa Entity party thereto and is, and in the case of the Certificate of Designations, at the Closing will be, a valid and legally binding agreement of such party thereto, enforceable against such party thereto in accordance with its respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.02 Capitalization and Valid Issuance of Shares.

(a) The authorized equity interests of the Company consist of 100,000,000 shares of preferred stock, par value $0.001 per share, and 300,000,000 shares of Common Stock. Prior to the issuance and sale of the Purchased Shares, there were (i) 160,568,340 shares of Common Stock issued and outstanding and (ii) no shares of preferred stock of Company, par value $0.001 per share, issued and outstanding. All outstanding equity securities of the Company are duly authorized, validly issued, fully paid and non-assessable.

(b) The Purchased Shares being purchased by the Purchasers hereunder will be duly authorized by the Company and, when issued and delivered by the Company in accordance with this Agreement and the Certificate of Designations against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(c) There are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Shares; and, except (i) for the Purchased Shares to be issued pursuant to this Agreement, (ii) for awards issued pursuant to the Company’s benefit plans or (iii) as disclosed in the Company SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests in the Company are outstanding.

(d) Upon issuance in accordance with this Agreement and the Certificate of Designations or the Warrants, as applicable, the Underlying Shares will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws, and (ii) such Liens as are created by the Purchasers.

(e) The Certificate of Designations has been duly authorized by the Company. The Certificate of Designations sets forth the rights, preferences and priorities of the Preferred

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Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designations upon filing with the Secretary of State for the State of Delaware.

(f) The Warrants have been duly authorized by the Company. The Warrants set forth the rights, preferences and priorities of the holders thereof, and the holders thereof will have the rights set forth therein upon the Closing.

Section 3.03 Ownership of the Partnership.

(a) The Company indirectly owns all of the issued and outstanding shares of Targa GP Inc., a Delaware corporation (“TGPI”). Such shares have been duly and validly authorized and issued in accordance with the Organizational Documents of TGPI and are fully paid and nonassessable and the Company owns such shares free and clear of all Liens (except restrictions on transferability and other Liens (y) arising under the Company Credit Agreement or (z) arising under the TGPI Organizational Documents.

(b) TGPI owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of the General Partner (as the same has been amended or restated, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and TGPI owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens (y) arising under the Company Credit Agreement or (z) arising under the GP LLC Agreement).

(c) All outstanding equity securities of the Partnership are duly authorized, validly issued, fully paid and non-assessable. The Company owns all of the issued and outstanding Common Units free and clear of all Liens (except restrictions on transferability and other Liens (y) arising under the Company Credit Agreement or (z) arising under the Partnership Agreement). The General Partner owns 100% of the Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability and other Liens (y) arising under the Company Credit Agreement or (z) arising under the Partnership Agreement). All of the Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(d) The General Partner is the sole general partner of the Partnership with an approximate 2.0% general partner interest in the Partnership, taking into account the general partner interests which will be issued on or before a record date, end of a month or end of a quarter pursuant to Section 5.2(c) of the Partnership Agreement; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) arising under the Partnership Credit Agreement or (iii) arising under the TRC Credit Agreement.

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Section 3.04 Ownership of the Partnership Material Subsidiaries. All of the issued and outstanding equity interests of each Partnership Material Subsidiary (i) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Partnership Material Subsidiary), are fully paid (except in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Partnership Material Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable), other than equity interests that are not owned, directly or indirectly, by the Partnership, and (ii) other than Cedar Bayou Fractionators, L.P., a Delaware limited partnership (“CBF”), Targa Pipeline Mid-Continent WestOk LLC, a Delaware limited liability company (“WestOk”) and Targa Pipeline Mid-Continent WestTex LLC, a Delaware limited liability company (“WestTex”), are owned, directly or indirectly, by the Partnership, free and clear of all Liens, other than those arising under the Partnership Credit Agreement and the applicable Organizational Documents. The Partnership owns, directly or indirectly, (A) an 88.24% interest in CBF, (B) all of the outstanding Class B Units in WestOk and (C) all of the outstanding Class B Units in WestTex, in each case free and clear of all Liens except those arising under the Partnership Credit Agreement and the applicable Organizational Documents. The Subsidiaries of the Partnership other than the Partnership Material Subsidiaries did not, individually or in the aggregate, account for (x) more than 10% of the total assets of the Partnership and its Subsidiaries, taken as a whole, as of December 31, 2015 or (y) more than 10% of the net income of the Partnership and the Subsidiaries, taken as a whole, for the year ended December 31, 2015.

Section 3.05 Company SEC Documents. Except as disclosed in the Company SEC Documents, since January 1, 2016, the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements of the Company and other financial information included in the Company SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal and recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended. The independent auditor of the Company as of the date of the most recent audited balance sheet of the Company is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as

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independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Since the date of the most recent balance sheet of the Company audited by such auditor, (i) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and (ii) based on an annual evaluation of disclosure controls and procedures, except as set forth in the Company SEC Documents, the Company is not aware of (x) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company.

Section 3.06 No Material Adverse Change. Except as expressly set forth in or contemplated by the Company SEC Documents, since December 31, 2015 through the date hereof no Material Adverse Effect has occurred.

Section 3.07 No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Purchased Shares and the Warrants pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.08 Registration Rights Priority. Except as disclosed in the Company SEC Documents, the Company has not granted registration rights that (a) are equal or superior in priority to, or otherwise equal to or greater than, in any respect, those contained in the Registration Rights Agreements, (b) reduce the aggregate amount of securities that may be registered pursuant to the Registration Rights Agreements or (c) conflict in any material respect with the rights granted to the Purchasers pursuant to the Registration Rights Agreements.

Section 3.09 Litigation. Except as set forth in the Company SEC Documents, there are no legal or governmental proceedings pending to which any of the Targa Entities is a party or to which any Property or asset of any such entity is subject, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Transaction Documents or the Certificate of Designations or the right of the Company to enter into any of the Transaction Documents or the Certificate of Designations or to consummate the transactions contemplated hereby and thereby.

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Section 3.10 No Default. None of the Targa Entities is in breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Targa Entities to perform its obligations under the Transaction Documents.

Section 3.11 No Conflicts. None of (a) the offering, issuance and sale by the Company of the Purchased Shares and the application of the proceeds therefrom, (b) the execution, delivery and performance of the Transaction Documents or the Certificate of Designations, or (c) the consummation of the transactions contemplated thereby (i) constitutes or will constitute a violation of the Organizational Documents of any Targa Entity, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Targa Entity is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, Law, Permit or regulation or any order, judgment, decree or injunction of any court or Governmental Authority or body having jurisdiction over any Targa Entity or any of its properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of the Company, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by the Transaction Documents.

Section 3.12 Authority; Enforceability. The Company has all requisite power and authority to issue, sell and deliver the Purchased Shares, in accordance with and upon the terms and conditions set forth in this Agreement and the Certificate of Designations. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Purchased Shares, the execution and delivery of the Transaction Documents and the Certificate of Designations and the consummation of the transactions contemplated thereby shall have been validly taken. No approval from the holders of outstanding Common Shares is required under the certificate of incorporation or by-laws of the Company or the rules of the NYSE in connection with the Company’s issuance and sale of the Purchased Shares to the Purchasers, other than any such approval by the NYSE with respect to the issuance of the Underlying Shares. Each of the Transaction Documents and the Certificate of Designations has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered at the Closing and the Certificate of Designations, will be, validly executed and delivered by the Company, and constitutes, or will constitute, the legal, valid and binding obligations of the Company (assuming the due authorization, execution and delivery thereof by the Purchasers, as applicable), enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

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Section 3.13 Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Transaction Documents or the Company’s issuance and sale of the Purchased Shares, except (a) as required by the Commission in connection with the Company’s obligations under the Registration Rights Agreements, (b) as may be required under the state securities or “Blue Sky” Laws, (c) as may be required by the rules and regulation of the NYSE, (d) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware or (e) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.14 Distribution Restrictions. Except as set forth in the Company SEC Documents, no Targa Entity (other than the Company) is currently prohibited or, as a result of the transactions contemplated by this Agreement, will be prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such entity’s equity interests, from repaying to the Company any loans or advances to such entity from the Company or from transferring any of such entity’s property or assets to the Company or any subsidiary of the Company, except (i) arising under the Partnership Agreement, (ii) arising under the Partnership Credit Agreement, the Company Credit Agreement or the indentures governing the outstanding senior notes of the Partnership, (iii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s Organizational Documents and (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

Section 3.15 Partnership Status. The Partnership has, for each taxable year during which the Partnership has been in existence, been properly treated as a Partnership or disregarded as an entity separate from its owner for U.S. federal income tax purposes.

Section 3.16 Investment Company Status. None of the Targa Entities is, nor after giving effect to the offering and sale of the Shares and the application of the net proceeds from such sale, will any of the Targa Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended.

Section 3.17 No Labor Disputes. No labor dispute with the employees of any of the Targa Entities exists or, to the knowledge of the Partnership, is imminent, that would reasonably be expected to have a Material Adverse Effect.

Section 3.18 Certain Fees. Except for a placement agent fee paid to Barclays Capital Inc. and the transaction fee paid to the Stonepeak Advisors II LLC as described in Section 8.01, no fees or commissions are or will be payable by the Company to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement or the other Transaction Documents.

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Section 3.19 Insurance. The Company maintains or is entitled to the benefits of insurance from reputable insurers covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a commercially reasonable manner.  All such insurance is outstanding and duly in force on the date hereof, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

Section 3.20 Books and Records; Sarbanes-Oxley Compliance.

(a) Except as disclosed in the Company SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) The Company has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a- 15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as of the end of the most recently completed fiscal quarter covered by the Company’s periodic reports filed with the Commission, and, except as disclosed in the Company SEC Documents, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(c) The Company and, to the Company’s knowledge, its directors or officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.21 Listing and Maintenance Requirements. The Common Stock is listed on the NYSE, and the Company has not received any notice of delisting. Subject to the requirements of NYSE Rule 312.03(c), the issuance and sale of the Purchased Shares and issuance of Common Stock upon conversion of the Purchased Shares do not contravene NYSE rules and regulations.

Section 3.22 Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Targa Entities has prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it, and all such filed Tax Returns are complete and accurate, (ii) each of the Targa Entities has timely paid all Taxes that are required to be paid by it, (iii) there are no

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audits, examinations, investigations, actions, suits, claims or other proceedings in respect of Taxes pending or threatened in writing, nor has any deficiency for any Tax been assessed by any Governmental Authority in writing against any Targa Entity, and (iv) all Taxes required to be withheld by any Targa Entity have been withheld and paid over to the appropriate Tax authority (except, in the case of this clause (iv) or clause (i) or (ii) above, with respect to matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company or the Partnership in accordance with GAAP). None of the Targa Entities has entered into any transaction that, as of the date of this Agreement, has been identified by the Internal Revenue Service in published guidance as a “listed transaction” as defined under Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

Section 3.23 Compliance with Laws; Environmental Laws; Pipeline Safety Laws; Permits; and Environmental Permits.

(a) Except as disclosed in the Company SEC Documents, none of the Targa Entities is in violation of any Law applicable to such entity, except as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Targa Entities possesses all Permits issued by the appropriate regulatory authorities necessary to own its properties and to conduct its business, except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Targa Entities has received any written notice of proceedings relating to the revocation or modification of any such Permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Targa Entities have timely applied for or obtained and are in compliance with all such obtained material Environmental Permits required for their operations as currently conducted, except as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Company SEC Documents. The Company has not received written notice of any pending action or proceeding and, to the knowledge of the Company, no action or proceeding is threatened, to suspend, revoke, modify or terminate any Environmental Permit held by the Targa Entities that would have a Material Adverse Effect on the Targa Entities. The operations of the Targa Entities are in compliance with all applicable Environmental Laws and, to the knowledge of the Company, no occurrences or conditions currently exist that would reasonably be expected to adversely affect the Targa Entities’ continued compliance with such Environmental Laws and any Environmental Permits issued thereunder, except as (A) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) have been disclosed in Company SEC Documents. There are no present claims asserted against any of the Targa Entities under applicable Environmental Laws, including claims relating to the release, spill or disposal of any Hazardous Substances resulting from the operations of the Targa Entities, except as such claims (1) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) have been disclosed in Company SEC Documents. Notwithstanding any other provision of this Agreement, the representations and warranties set forth in this Section 3.23(b) are the only representations and warranties relating to Environmental Laws or Environmental Permits.

(c) The operations of the Targa Entities are in compliance with all applicable Pipeline Safety Laws and, to the knowledge of the Company, no occurrences or conditions

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currently exist that would reasonably be expected to adversely affect the Targa Entities’ continued compliance with such Pipeline Safety Laws, except as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Company SEC Documents. Notwithstanding any other provision of this Agreement, the representations and warranties set forth in this Section 3.23(c) are the only representations and warranties relating to Pipeline Safety Laws.

Section 3.24 Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any of the Targa Entities, or to which any of the Targa Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Company SEC Documents but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Company SEC Documents or to be filed as an exhibit to the Company SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act

Section 3.25 Title to Property. Each of the Targa Entities has good and indefeasible title to all real property (save and except for Rights-of-Way) and good title to all personal property described in the Company SEC Documents as owned by such Targa Entity, free and clear of all Liens except such (a) as are described in the Company SEC Documents, (b) as are created, arise under or secure the Company Credit Agreement and the Partnership Credit Agreement, or (c) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.26 Rights-of-Way. Each of the Targa Entities, directly or indirectly, has such consents, easements, rights-of-way or licenses (“Rights-of-Way”) from such persons as are necessary to conduct its business in the manner described in the Company SEC Documents, subject to such qualifications as may be set forth in the Company SEC Documents and except for such Rights-of-Way the failure of which to have obtained would not reasonably have been expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.27 Form S-3 Eligibility. The Company is eligible to register the Underlying Shares for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

Article IV

REPRESENTATIONS AND WARRANTIES AND

COVENANTS OF THE PURCHASERS

Each of the Purchasers, severally but not jointly, represents and warrants and covenants to the Company as follows:

Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02 Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly

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and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. Each of the Transaction Documents has been duly executed and delivered by such Purchaser, where applicable, and constitutes legal, valid and binding obligations of such Purchaser; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03 No Breach. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults would not prevent the consummation of the transactions contemplated by the Transaction Documents.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by the Purchasers to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement or the other Transaction Documents.

Section 4.05 Unregistered Securities.

(a) Investor Status; Sophisticated Purchaser. Such Purchaser (i) is, as set forth below such Purchaser’s name on the applicable signature page to this Agreement, either: an institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect, or a “qualified institutional buyer” as defined in Rule 144A, and, except as otherwise disclosed to the Company to the contrary, in either case, is an “institutional account” as defined in FINRA Rule 4512(c), and (ii) is able to bear the risk of its investment in the Purchased Shares, the Warrants and the Underlying Shares. Such Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Shares, the Warrants and the Underlying Shares. Such Purchaser is undertaking its own assessment of, and evaluation on its own, the merits of an investment in the Purchased Shares and Warrants and is not relying on a recommendation from Barclays. Purchaser also represents it has not been organized for the purpose of acquiring the Purchased Shares and Warrants unless all of the security holders in such Purchaser are Persons who otherwise meet the criteria set forth in this clause (a).

(b) Information. Such Purchaser and its Representatives have received all the information they have requested and consider necessary or appropriate for deciding whether to purchase the Purchased Shares, the Warrants and Underlying Shares. Such Purchaser and its

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Representatives have been afforded the opportunity to ask questions and received answers from the Company regarding the terms and conditions of the offering of the Purchased Shares, the Warrants and the Underlying Shares, as well as the business, properties, prospects and financial condition of the Company. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchasers’ right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser further represents and acknowledges that it has not relied upon Barclays in connection with its due diligence process related to its purchase of the Purchased Shares and Warrants, or with respect to the negotiation of the terms of its investment in the Purchased Shares and Warrants. Such Purchaser understands that its purchase of the Purchased Shares and the Warrants involves a high degree of risk. Such Purchaser acknowledges that neither the Company nor Barclays is providing any accounting, legal or tax advice to the Purchaser, but such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares and the Warrants. Such Purchaser acknowledges that it has received the information set forth on Schedule 4.05 in accordance with Rule 506(e) of Regulation D.

(c) Residency. Such Purchaser shall cooperate reasonably with the Company to provide any information necessary for any applicable securities filings.

(d) Further Representations by Foreign Purchasers. If a Purchaser is not a United States person, such Purchaser hereby represents that such Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction that are applicable to it in connection with any invitation to subscribe for the Purchased Shares and Warrants or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Shares and Warrants that are applicable to it, (ii) any foreign exchange restrictions applicable to it with respect to such purchase, (iii) any governmental or other consents that may need to be obtained by such Purchaser, and (iv) the income tax and other tax consequences, if any, that may be relevant to such Purchaser for the purchase, holding, redemption, sale, or transfer of the Securities.  Such Purchaser’s subscription and payment for, and its continued beneficial ownership of the Purchased Shares and Warrants, will not violate any applicable securities or other laws of its jurisdiction that are applicable to it.  For the avoidance of doubt, no Purchaser is making any representations or warranties as to the actions taken or required to be taken by the Company in connection herewith.

(e) Legends. Such Purchaser understands that, until such time as the Purchased Shares and the Warrants have been registered pursuant to the provisions of the Securities Act, or the Purchased Shares and the Warrants are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Shares and the Warrants shall bear a restrictive legend as provided in the Certificate of Designations. Each Purchaser understands that, until such time as the Underlying Shares have been registered pursuant to the provisions of the Securities Act, or the Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the

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Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Underlying Shares shall bear the following restrictive legend:

“These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

And any legend required by applicable state “blue sky” securities laws, rules and regulations.

(f) Purchase Representation. Such Purchaser is purchasing the Purchased Shares and the Warrants entirely for its own account and not with a view to distribution of any part thereof. Such Purchaser has been advised and understands that neither the Purchased Shares, the Warrants nor the Underlying Shares have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchased Shares, Warrants or Underlying Shares. Such Purchaser has been advised and understands that the Company, in issuing the Purchased Shares and the Warrants, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(g) Rule 144. Such Purchaser understands that there is no public trading market for the Purchased Shares and the Warrants, that none is expected to develop and that the Purchased Shares and the Warrants must be held indefinitely unless and until the Underlying Shares are registered under the Securities Act or an exemption from registration is available. Each Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act. In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(h) Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any Person, other than the Company, in making its investment or decision to invest in the Company.  Each Purchaser agrees that neither any Purchaser nor the Representatives of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Shares and Warrants.

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(i) Reliance by the Company. Such Purchaser understands that the Purchased Shares and the Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Shares and the Warrants and the Underlying Shares issuable upon conversion thereof.

Section 4.06 Sufficient Funds. Such Purchaser has available to it as of the date of this Agreement and will have at the Closing, sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of such Purchaser’s Funding Obligation in immediately available cash funds.

Section 4.07 Conversion and Exercise. Notwithstanding anything to the contrary herein, such Purchaser agrees that, in the event that such Purchaser elects to convert the Purchased Shares into shares of Common Stock in accordance with the Certificate of Designations or exercise the Warrants in accordance with the Warrant Agreement and the applicable Warrant, the sum of (w) the number of shares of Common Stock into which the Preferred Stock can be converted, (x) the number of shares of Common Stock into which any Preferred Stock have already been converted, (y) the number of shares of Common Stock that have already been issued upon exercise of the Warrants and (z) the number of shares of Common Stock that can be issued upon exercise of the Warrants, shall not exceed the maximum number of shares of Common Stock which the Company may issue under the Certificate of Incorporation or the maximum number of shares of Common Stock which the Company may issue without stockholder approval under applicable law (including, for the avoidance of doubt, the stockholder approval rules of any National Securities Exchange on which the shares of Common Stock are listed).

Article V

COVENANTS

Section 5.01 Conduct of Business. During the period commencing on the date of this Agreement and ending on the Closing Date, each of the Targa Entities will use commercially reasonable efforts to conduct its business in the ordinary course of business, preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Targa Entities (or any of them), to the extent the Company believes in its sole discretion that such relationships are and continue to be beneficial to the Targa Entities and their businesses.

Section 5.02 Cooperation; Further Assurances. Each of the Company and the Purchasers shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents and the Certificate of Designations. Each of the Company and the Purchasers agrees to execute and deliver all such documents or instruments, to take all appropriate action and to do all other things it determines to be necessary, proper or

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advisable under applicable Laws and regulations or as otherwise reasonably requested by the other to consummate the transactions contemplated by this Agreement.

Section 5.03 Lock-up Agreement. Without the prior written consent of the Company, except as specifically provided in this Agreement, each Purchaser and its Affiliates shall not, (a) during the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Purchased Shares (including any Underlying Shares into which the Purchased Shares may convert), (b) during the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the Purchased Shares, the Warrants and the Underlying Shares, (c) transfer any Purchased Shares and the Warrants to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Purchased Shares and the Warrants, regardless of whether any transaction described in clauses (a) through (c) above is to be settled by delivery of shares of Preferred Stock, shares of Common Stock or other securities, in cash or otherwise (provided, however, that the foregoing shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes to the satisfaction of the Company, its entitlement to a complete exemption from Tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury regulations thereunder), or (d) effect any transfer of Purchased Shares, the Warrants or Underlying Shares in a manner that violates the terms of the Organizational Documents of the Company (including the Certificate of Designations); provided, however, such Purchaser may transfer any Purchased Shares (including any Underlying Shares into which the Purchased Shares may convert) to an Affiliate of such Purchaser. Notwithstanding the foregoing, any transferee receiving any Purchased Shares or Warrants pursuant to this Section 5.03 shall (i) agree to the restrictions set forth in this Section 5.03 and (ii) to the extent still applicable, take all actions necessary to become a party to the Confidentiality Agreement between the transferee of such Purchased Shares or Warrants, as applicable, and the Company. For the avoidance of doubt, in no way does this Section 5.03 prohibit changes in the composition of any Purchaser or its partners or its members.

Section 5.04 Use of Proceeds. The Company shall not use any proceeds of the Total Funding Obligation, whether directly or indirectly, for any purpose other than the repayment of indebtedness or general corporate purposes (which shall include contributions of cash to operating Subsidiaries).

Section 5.05 Tax Reporting. The Company and each Purchaser shall prepare and file all Tax Returns in a manner consistent with the allocation and valuations described in Section 2.02, except as otherwise required by Law following a final determination to the contrary.

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Section 5.06 Listing of Units. Prior to the Closing and subject to the stockholder approval rules of the NYSE, the Company will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of the Underlying Shares on the NYSE.

Section 5.07 Additional Issuance. Prior to the Closing Date, the Company shall be permitted to issue additional shares of Preferred Stock and Warrants and such additional purchasers may enter into counterparts to this Agreement.

Section 5.08 Stonepeak Expenses.  Promptly following receipt of an invoice therefor containing reasonable supporting detail (which invoice Stonepeak will provide within 30 days following the Closing Date), each Purchaser shall make payment to Stonepeak for its pro rata share of the reasonable fees and expenses of Stonepeak’s counsel Sidley Austin LLP and Simpson Thacher & Bartlett LLP in connection with the transactions contemplated by this Agreement and the Stonepeak Purchase Agreement.  Each Purchaser’s “pro rata” share shall be equal to the number of shares of Preferred Stock issued to such Purchaser divided by the total number of shares of Preferred Stock issued by the Company under this Agreement and the Stonepeak Purchase Agreement.

Article VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01 Indemnification by the Company. The Company agrees to indemnify each Purchaser, Barclays and their respective Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Company contained herein to be true and correct in all material respects as of the date made (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct) or (b) the breach of any covenants of the Company contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made. No Purchaser Related Party shall be entitled to recover special, indirect, exemplary, incidental, lost profits, speculative or punitive damages under this Section 6.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are direct damages in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.

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Section 6.02 Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company, Barclays and their respective Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by such Purchaser contained herein to be true and correct in all material respects as of the date made or (b) the breach of any of the covenants of such Purchaser contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of such Purchasers shall not be greater in amount than the sum of such Purchaser’s Funding Obligation plus any distributions paid to such Purchaser with respect to the Purchased Shares. No Company Related Party shall be entitled to recover special, indirect, exemplary, incidental, lost profits, speculative or punitive damages under this Section 6.02; provided, however, that such limitation shall not prevent any Company Related Party from recovering under this Section 6.02 for any such damages to the extent that such damages are direct damages in the form of diminution in value or payable to a third party in connection with any Third-Party Claims.

Section 6.03 Indemnification for Certain Fees.

(a) Company Fees. The Company agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(b) Purchaser Fees. Each Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

Section 6.04 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this

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Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified Third-Party Claim without the consent of the Indemnified Party (which consent shall not be unreasonably delayed), unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

Article VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Company and the Purchasers representing a majority of the Purchased Shares; or

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(b) by written notice from either the Company or the Purchasers representing a majority of the Purchased Shares if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable.

Section 7.02 Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7.01:

(a) except as set forth in Section 7.02(b), this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination;

(b) regardless of any purported termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Company and the Purchasers thereunder, this Section 7.02 and the provisions of Article VIII shall remain operative and in full force and effect as between the Company and the Purchasers, unless the Company and the Purchasers representing a majority of the Purchased Shares execute a writing that expressly (with specific references to the applicable Articles, Sections or subsections of this Agreement) terminates such rights and obligations as between the Company and the Purchasers; and

(c) each of the Confidentiality Agreements shall remain in effect until such Confidentiality Agreement expires in accordance with its terms.

Article VIII

MISCELLANEOUS

Section 8.01 Transaction Fee. Each Purchaser acknowledges that the Company, at the Closing, shall pay to Stonepeak Advisors II LLC a transaction fee equal to $20,250,000; provided, that, for greater certainty, it is acknowledged and agreed that the payment of such aggregate transaction fee is in no way contingent or conditioned upon the amount (if any) of additional shares of Preferred Stock and Warrants actually purchased by Additional Investors (if any).

Section 8.02 Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section and Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion,

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unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 8.03 Survival of Provisions. The representations and warranties set forth in Section 3.01(a), Section 3.02, Section 3.12, Section 4.01, Section 4.02 and Section 4.05(a) and (b) shall survive the execution and delivery of this Agreement indefinitely and the other representations and warranties contained in this Agreement shall survive for a period of 12 months following the Closing Date, regardless of any investigation made by or on behalf of the Company or the Purchasers. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and the Warrants and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Company, Barclays and the Purchasers thereunder, and this Article VIII shall remain operative and in full force and effect as between the Company, Barclays and each Purchaser, unless the Company, Barclays and the applicable Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Company, Barclays and such Purchaser.

Section 8.04 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Company from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific

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purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.05 Binding Effect. This Agreement shall be binding upon the Company, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 8.06 Non-Disclosure.

(a) Notwithstanding the foregoing, this Agreement shall not impact the terms and provisions of any of the Confidentiality Agreements. The Confidentiality Agreements shall continue to be in full force and effect, pursuant to the terms and conditions thereof.

(b) Other than filings made by the Company with the Commission, the Company and any of its Representatives shall disclose the identity of, or any other information concerning, the Purchasers or any of their respective Affiliates only after providing the Purchasers a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided, however, that nothing in this Section 8.06 shall delay any required filing or other disclosure with the Commission, NYSE or any Governmental Authority or otherwise hinder the Targa Entities’ or their Representatives’ ability to timely comply with all laws or rules and regulations of the Commission, NYSE or other Governmental Authority.

Section 8.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by first-class mail, postage prepaid, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to the Purchasers, to the addresses set forth on Schedule A.

(b) If to the Company:

Targa Resources Corp.

1000 Louisiana Street

Suite 4300

Houston, Texas 77002

Attention: General Counsel

Facsimile: (713) 554-1110

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street

Suite 2500

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Houston TX 77002-6760

Attention: Christopher S. Collins

Facsimile: (713) 615-5883

or to such other address as the Company or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.08 Entire Agreement. This Agreement, the other Transaction Documents, the Confidentiality Agreements and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, the other Transaction Documents or the Confidentiality Agreements with respect to the rights granted by the Company or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the other Transaction Documents, the Certificate of Designations, the Confidentiality Agreements and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.09 Assignment.  Prior to the Closing, Purchasers may, without the prior written consent of the Company, assign its rights to purchase the Purchased Shares under this Agreement, in whole or in part.

Section 8.10 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws which would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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Section 8.11 No Recourse Against Others.

(a) All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and the Purchasers. No Person other than the Company or the Purchasers, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and the Purchasers hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b) Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Company and the Purchasers hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Company and the Purchasers disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 8.12 Third Party Beneficiary. The Company and the Purchasers hereby acknowledge and agree that Barclays is an intended third-party beneficiary of the representations and warranties and indemnification made by the Company and the Purchasers in this Agreement. Other than as set forth in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Company, the Purchasers and, for purposes of Section 8.11 only, any member, partner, stockholder, Affiliate or Representative of the Company or the Purchasers, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.13 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS CONTROLLED AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN

31

CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.14 Amendment. Notwithstanding anything to the contrary herein, at any time prior to the Closing, the Company may, in its sole discretion and without the consent of any Purchaser, amend Schedule A to add one or more additional Purchasers, or, with the consent of the applicable Purchaser, increase a Purchaser's Purchased Shares (and corresponding Funding Obligation, Series A Warrant Shares and Series B Warrant Shares). As such, following the execution of any such amendment, any such additional Purchaser shall be subject the rights, obligations and benefits as “Purchaser” in accordance with the terms and provisions of this Agreement.

Section 8.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TARGA RESOURCES CORP.

By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief Financial Officer

[Signature page to Purchase Agreement]

BTO Targa Holdings L.P.

By:	BTO Holdings Manager L.L.C., its general partner

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title	Authorized Person

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Blackstone Tactical Opportunities Fund – U L.P.

By:	Blackstone Tactical Opportunities Associates L.L.C., its general partner

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title	Authorized Person

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Blackstone Tactical Opportunities Fund II.F – Q L.P.

By:	Blackstone Tactical Opportunities Associates II L.L.C., its general partner

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title	Authorized Person

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Blackstone Tactical Opportunities Fund II – Q L.P.

By:	Blackstone Tactical Opportunities Associates II L.L.C., its general partner

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title	Authorized Person

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Blackstone Tactical Opportunities Fund II – AD (P-USRPHC) – Q L.P.

By:	Blackstone Tactical Opportunities Associates L.L.C., its general partner

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title	Authorized Person

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Blackstone Tactical Opportunities Fund – T – Q L.P.

By:	Blackstone Tactical Opportunities Associates L.L.C., its general partner

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title	Authorized Person

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Purchaser:

ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND, LP

By:		Energy Capital Partners Mezzanine GP, LP, its general partner

	By:	Energy Capital Partners Mezzanine, LLC,
its general partner

	By:	/s/ Peter Labbat
	Name:	Peter Labbat
	Title	Authorized Signatory

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Purchaser:

ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND A, LP

By:		Energy Capital Partners Mezzanine GP, LP, its general partner

	By:	Energy Capital Partners Mezzanine, LLC,
its general partner

	By:	/s/ Peter Labbat
	Name:	Peter Labbat
	Title	Authorized Signatory

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Purchaser:

ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND B, LP

By:		Energy Capital Partners Mezzanine GP, LP, its general partner

	By:	Energy Capital Partners Mezzanine, LLC,
its general partner

	By:	/s/ Peter Labbat
	Name:	Peter Labbat
	Title	Authorized Signatory

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Purchaser:

MMF Moore ET Investments, LP
By:	Moore Capital Management, LP
It’s:	Investment Manager

By:	/s/ James Kaye
Name:	James Kaye
Title:	Vice President

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Purchaser:

VOLKEL HOLDINGS, LLC

By:	/s/ David B. Duncan
Name:	David B. Duncan
Title	Managing Director

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Purchase Agreement]

Purchaser:

By:	/s/ Matt Salles
Name:	Matt Salles
Title	Managing Director

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect
☐	“qualified institutional buyer” as defined in Rule 144A

Tortoise Energy Infrastructure Corp

Tortoise MLP Fund, Inc.

Tortoise Power and Energy Infrastructure Fund, Inc.

Tortoise Pipeline & Energy Fund, Inc.

Tortoise Energy Independence Fund, Inc.

[Signature page to Purchase Agreement]

Schedule A

Purchase Price Allocation

Purchaser and Address	Purchased Shares	Funding Obligation	Series A Warrant	Series B Warrant

BTO Targa Holdings L.P c/o The Blackstone Group 345 Park Ave. New York, NY 10154 Attn: Viral Patel Daniel Lee With copies (which shall not constitute notice) to: Kirkland & Ellis LLP 600 Travis St., Suite 3300 Houston, TX 77002 Attn: Andrew Calder Rhett Van Syoc	68,760	$70,822,800.00	965,381	465,500

Blackstone Tactical Opportunities Fund – U L.P. c/o The Blackstone Group 345 Park Ave. New York, NY 10154 Attn: Viral Patel Daniel Lee With copies (which shall not constitute notice) to: Kirkland & Ellis LLP 600 Travis St., Suite 3300 Houston, TX 77002 Attn: Andrew Calder Rhett Van Syoc	11,291	$11,629,730.00	158,521	76,438

Blackstone Tactical Opportunities Fund II.F – Q L.P. c/o The Blackstone Group 345 Park Ave. New York, NY 10154 Attn: Viral Patel Daniel Lee With copies (which shall not constitute notice) to: Kirkland & Ellis LLP 600 Travis St., Suite 3300 Houston, TX 77002 Attn: Andrew Calder Rhett Van Syoc	5,251	$5,408,530.00	73,722	35,548

Schedule A-1

Purchaser and Address	Purchased Shares	Funding Obligation	Series A Warrant	Series B Warrant

Blackstone Tactical Opportunities Fund II – Q L.P. c/o The Blackstone Group 345 Park Ave. New York, NY 10154 Attn: Viral Patel Daniel Lee With copies (which shall not constitute notice) to: Kirkland & Ellis LLP 600 Travis St., Suite 3300 Houston, TX 77002 Attn: Andrew Calder Rhett Van Syoc	91,866	$94,621,980.00	1,289,815	621,942

Blackstone Tactical Opportunities Fund II – AD (P-USRPHC) – Q L.P. c/o The Blackstone Group 345 Park Ave. New York, NY 10154 Attn: Viral Patel Daniel Lee With copies (which shall not constitute notice) to: Kirkland & Ellis LLP 600 Travis St., Suite 3300 Houston, TX 77002 Attn: Andrew Calder Rhett Van Syoc	8,065	$8,306,950.00	113,229	54,598

Blackstone Tactical Opportunities Fund II – T – Q L.P. c/o The Blackstone Group 345 Park Ave. New York, NY 10154 Attn: Viral Patel Daniel Lee With copies (which shall not constitute notice) to: Kirkland & Ellis LLP 600 Travis St., Suite 3300 Houston, TX 77002 Attn: Andrew Calder Rhett Van Syoc	8,867	$9,133,010.00	124,496	60,031

ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND, LP	2,301	$2,370,030.00	32,305	15,577

ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND A, LP	45,714	$47,085,420.00	641,819	309,481

ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND B, LP	10,185	$10,490,550.00	143,004	68,956

Schedule A-2

Purchaser and Address	Purchased Shares	Funding Obligation	Series A Warrant	Series B Warrant

Attention:  Energy Capital Partners Mezzanine Opportunities Fund, LP

Energy Capital Partners Mezzanine Opportunities Fund A, LP

Energy Capital Partners Mezzanine Opportunities Fund B, LP

1000 Louisiana Street, Suite 5200

Houston, Texas 77002

Attn: Scott Rogan, Principal

                and

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attn: William J. Benitez, Partner

MMF Moore ET Investments, LP Attention: Salvatore Bonello 11 Times Square, 38th Floor New York, NY 10036	29,100	$29,973,000.00	408,564	197,007

Tortoise Energy Infrastructure Corporation	21,758	$22,410,740.00	305,483	147,302

Tortoise MLP Fund, Inc.	12,252	$12,619,560.00	172,018	82,946

Tortoise Pipeline & Energy Fund, Inc.	2,108	$2,171,240.00	29,596	14,271

Tortoise Energy Independence Fund, Inc.	1,997	$2,056,910.00	28,038	13,520

Tortoise Power & Energy Infrastructure Fund, Inc. Attention: Tortoise Capital Advisors 11550 Ash Street, Suite 300 Leawood, KS 66211	1,685	$1,735,550.00	23,657	11,407

Volkel Holdings, LLC Attention: David Duncan Managing Director 950 Echo Lane, Suite 115 Houston, TX 77024	4,800	$4,944,000.00	67,392	32,496

TOTAL:	326,000	$335,780,000.00	4,577,040	2,207,020

Schedule A-3

Schedule B

Company Group Subsidiaries

Targa Resources GP LLC

Targa Energy LP

Targa Energy GP LLC

Targa America Mid-Continent Inc.

TRI Resources Inc.

Targa GP Inc.

Targa LP Inc.

Targa Resources Employee Relief Organization

Targa Resources Investments Sub Inc.

Targa Resources LLC

Targa Resources Finance Corporation

Targa Versado Holdings LP

Schedule B-1

Schedule C

Partnership Material Subsidiaries

Cedar Bayou Fractionators, L.P.

Targa Gas Marketing LLC

Targa Liquids Marketing and Trade LLC

Targa Midstream Services LLC

Targa Pipeline Mid-Continent WestOk LLC

Targa Pipeline Mid-Continent WestTex LLC

Targa Terminals LLC

TPL Arkoma Midstream LLC

Schedule C-1

Schedule 4.05

On June 27, 2012, Barclays PLC, Barclays Bank PLC (“BBPLC”), and Barclays announced that they had reached a settlement with the U.S. Commodity Futures Trading Commission (“CFTC”) regarding conduct in connection with submissions made by Barclays to the bodies that set or compile various financial benchmarks, such as the London Interbank Offered Rate (LIBOR) and the Euro Interbank Offered Rate (EURIBOR).   The settlement was made by entry into a Settlement Order Agreement with the CFTC (the “CFTC Order”).   In addition to a $200 million civil monetary penalty paid by BBPLC, the CFTC Order requires Barclays to cease and desist from further violations of specified provisions of the Commodity Exchange Act and take specified steps to ensure the integrity and reliability of its benchmark interest rate submissions, including LIBOR and EURIBOR, and improve related internal controls.

Schedule 4.05

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

[See attached.]

Exhibit A-1

Form

CERTIFICATE OF DESIGNATIONS OF

SERIES A PREFERRED STOCK

OF TARGA RESOURCES CORP.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware:

TARGA RESOURCES CORP., a Delaware corporation, certifies that pursuant to the authority contained in Article Fourth of its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors duly approved and adopted on February 18, 2016 the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of Preferred Stock, par value $0.001 per share, of the Company be, and hereby is, created, and that the designation and number of shares thereof and the voting and other powers, preferences, and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Designation and Amount; Ranking.

(a) There shall be created from the 100,000,000 shares of preferred stock, par value $0.001 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the “Series A Preferred Stock,” par value $0.001 per share (the “Preferred Stock”), and the authorized number of shares of Preferred Stock shall be 1,200,000 shares.  Shares of the Preferred Stock that are redeemed, purchased or otherwise acquired by the Company (or any other Redeeming Party), or converted into shares of Common Stock, shall be cancelled, shall revert to authorized but unissued shares of Preferred Stock and shall not be reissued except as permitted under Section 4(b)(ii).

(b) The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior in all respects to all Junior Stock; (ii) on a parity in all respects with all Parity Stock; and (iii) junior in all respects to all Senior Stock, in each case as provided more fully herein.

Section 2. Definitions.

As used herein, the following terms shall have the following meanings:

“Accrued Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from, and including, the most recently preceding fiscal quarter (or the Issue Date, if such date is prior to the first full fiscal quarter Dividend Payment Date) to, but not including, such date.

“Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate amount of accrued and unpaid dividends added to the Liquidation Preference in accordance with Sections 3(b), 3(c), 3(d) and 3(g).

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act; provided, however, that an Additional Investor Vehicle (as defined in the Purchase Agreement) shall not be an Affiliate of Stonepeak.

“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Dividends” shall have the meaning set forth in Section 3(a).

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as modified by this Certificate of Designations, as further amended or restated in accordance with applicable law and this Certificate of Designations.

“Certificated Preferred Stock” shall have the meaning set forth in Section 10(b)(i).

“Change of Control” shall mean the occurrence of any of the following:

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of a merger or consolidation, which is covered by subsection (ii) below), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any Person;

(ii) the consummation of any transaction (including, without limitation, pursuant to a merger or consolidation), the result of which is that any Person becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Company or the Partnership; provided, however, solely for purposes of this subsection (ii), a “Person” shall include, in connection with a direct merger of a publicly traded entity with the Company or the Partnership, the shareholders of such publicly traded entity with whom the Company or the Partnership merges; or

(iii) any event which constitutes a “Change of Control” under any indenture governing the outstanding (as of the Issue Date) or future senior notes of the Company or the Partnership and such “Change of Control” is not waived by the holders of such notes pursuant to the applicable indenture.

“Change of Control Redemption Date” shall have the meaning set forth in Section 8(c).

“Change of Control Redemption Notice” shall have the meaning set forth in Section 8(e).

“Change of Control Redemption Price” shall have the meaning set forth in Section 8(d).

“Change of Control Redemption Premium” shall mean (a) on or prior to the first anniversary of the Issue Date, 125%, (b) after the first anniversary of the Issue Date but on or prior to the second anniversary of the Issue Date, 120%, (c) after the second anniversary of the Issue Date but on or prior to the third anniversary of the Issue Date, 115%, (d) after the third anniversary of the Issue Date but on or prior to the sixth anniversary of the Issue Date, 110% and (e) thereafter, 105%.

“close of business” shall mean 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock shall mean, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors to be the fair market value of a share of Common Stock.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company or any other capital stock of the Company into which such Common Stock shall be reclassified or changed.

“Company” shall mean Targa Resources Corp., a Delaware corporation.

“Consolidated EBITDA” shall mean, for any period, the sum of the Consolidated Net Income of the Company and its consolidated Subsidiaries during such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) all Consolidated Interest Expense for such period, (ii) all Federal, state, local and foreign income taxes (including any franchise taxes to the extent based upon net income) for such period and (iii) all depreciation, amortization (including amortization of goodwill, debt issue costs and amortization under FAS Rule 123) and other non-cash charges, any provision for the reduction in the carrying value of assets recorded in accordance with GAAP, any unusual or nonrecurring charges and any non-cash gains (or losses) resulting from mark to market activity (as a result of the implementation of Statement of Financial Accounting Standards 133, “Accounting for

Derivative Instruments and Hedging Activities,” and not treating write-downs or write-offs of receivables as non-cash charge) for such period and minus (b) the following to the extent included in calculating such Consolidated Net Income, (i) all Federal, state, local and foreign income tax credits for such period, (ii) all non-cash items of income (other than account receivables and similar items arising from the normal course of business and reflected as income under accrual methods of accounting consistent with past practices) for such period and (iii) any cash expenditures in respect of non-cash charges added back to any previous period pursuant to clause (a)(iii) above.

“Consolidated Interest Expense” shall mean, for any period, without duplication, the sum of the interest expense (including that attributable to Capital Lease Obligations), net of interest income and net of the effect of all payments made or received pursuant to interest rate hedges, of the Company and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) any income (loss) for such period attributable to the early extinguishment of Indebtedness and (d) gains and losses on any sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests but not including the issuance by the Company of any of its Equity Interests to another Person) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith outside the ordinary course of business. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements, as a result of any purchase or other acquisition of property and assets or a business of any Person or of assets constituting a business unit, a line of business or division of any Person, or Equity Interests in a Person (including as a result of a merger or consolidation) or the amortization or write-off of any amounts thereof. There also shall be excluded from Consolidated Net Income for any period any net income (loss) of any Person that is not a consolidated Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends, distributions or other payments from such Person that are actually paid in cash (or to the extent promptly converted into cash) to the Company or a consolidated Subsidiary thereof in respect of such period.

“Conversion Date” shall mean the Optional Conversion Date, and the Forced Conversion Date, as applicable.

“Conversion Rate” shall have the meaning set forth in Section 6(a).

“Default Trigger” shall have the meaning set forth in Section 4(g).

“Dividend Payment Date” shall mean the date that is forty-five (45) days after the end of each fiscal quarter of the Company, unless the Board of Directors designates an earlier date.

“Dividend Rate” shall mean, as of the date of the determination, the rate per annum of 9.5%.

“Dividend Record Date” shall mean, with respect to any fiscal quarter and applicable Dividend Payment Date, the record date (which shall be a Business Day) set by the Board of Directors for holders eligible to receive any dividend declared for such fiscal quarter.

“Dividend Trigger” shall have the meaning set forth in Section 4(g).

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Date” shall mean when used with respect to any issuance of or distribution in respect of, the Common Stock or any other securities, shall mean the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Fixed Charges” for any period shall mean the Consolidated Interest Expense for such period.

“Fixed Charge Coverage Ratio” as of any date of determination shall mean the ratio of (a)  Consolidated EBITDA for the Test Period most recently ended to (b) Fixed Charges for such Test Period; provided that to the extent any Material Disposition or any Material Acquisition or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Fixed Charge Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

“Fixed Conversion Price” shall mean the Forced Conversion Price, and the Optional Conversion Price, as applicable.

“Forced Conversion Date” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 6(b).

“Forced Conversion Price” shall mean $20.77.

“GAAP” shall mean United States generally accepted accounting principles.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Holder” and, unless the context requires otherwise, “holder” shall each mean a holder of record of a share of Preferred Stock.

“HSR Act” shall have the meaning set forth in Section 4(i).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade liabilities and intercompany liabilities incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such Person of Indebtedness of others and (f) all Capital Lease Obligations of such Person.

“Issue Date” shall mean the original date of issuance of the Preferred Stock, which shall be the date that this Certificate of Designations is filed with the Secretary of State of the State of Delaware.

“Junior Stock” shall mean all classes of the Company’s common stock and each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Liquidation Preference” shall mean, with respect to each share of Preferred Stock, $1,000.00, as adjusted pursuant to Sections 3(b), 3(c), 3(d) and 3(g), in each case to the date of payment of the Liquidation Preference, the Conversion Date, the Optional Redemption Date or the Change of Control Redemption Date, as applicable.

“Market Value” shall mean the Average VWAP during a 10 consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the date of determination.

“Material Acquisition” shall mean any acquisition of all or substantially all of the assets of, or all of the Equity Interests (other than directors’ qualifying shares) in a Person or division or line of business of a Person in respect of which the aggregate consideration exceeds $30,000,000.

“Material Disposition” shall mean any sale, transfer or other disposition, directly or indirectly, by the Company or any consolidated Subsidiary of the Company to any Person other than the Company or a consolidated Subsidiary of the Company of any asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business, including receivables sold or contributed under an accounts receivable securitization facility) in one or a series of related transactions in respect of which the aggregate consideration exceeds $30,000,000.

“Maximum Holding Amount” shall have the meaning set forth in Section 6(b).

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“National Securities Exchange” shall mean an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Non-Cash Dividend Amount” shall have the meaning set forth in Section 3(b).

“Non-Cash Dividend Election” shall have the meaning set forth in Section 3(b).

“Officer” shall mean the Chief Executive Officer, the President, the President–Finance Administration, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

“opening of business” shall mean 9:00 a.m. (New York City time).

“Optional Conversion Date” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Conversion Price” shall mean $20.77.

“Optional Redemption Date” shall have the meaning set forth in Section 7(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 7(c).

“Optional Redemption Price” shall have the meaning set forth in Section 7(b).

“Ownership Notice” shall mean the notice of ownership of capital stock of the Company containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law and, in the case of an issuance of capital stock by the Company, in substantially the form attached hereto as Exhibit B.

“Parity Stock” shall mean any class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Partnership” shall mean Targa Resources Partners LP, a Delaware limited partnership.

“Paying Agent” shall mean the Transfer Agent, acting in its capacity as paying agent for the Preferred Stock, and its successors and assigns, or any other Person appointed to serve as paying agent by the Company.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in Section 1(a).

“Pro Forma Basis” shall mean, as to any Person, for any events as described in clauses (i) and (ii) below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”):

(i) in making any determination of Consolidated EBITDA or Fixed Charges on a Pro Forma Basis, pro forma effect shall be given to any Material Disposition and to any Material Acquisition, in each case that occurred during the Reference Period; and

(ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) incurred or permanently repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period and (y) Consolidated Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by an Officer of the Company.

“Pro Rata Repurchases” shall mean any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of capital stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Preferred Stock is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of a purchase with respect to any Pro Rata Purchase.

“Purchase Agreement” shall mean the Series A Preferred Stock Purchase Agreement, dated as of February 18, 2016, by and among the Company and the purchasers set forth therein.

“Redeeming Party” shall have the meaning set forth in Section 8(c).

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the SEC covering resales of Transfer Restricted Securities by holders thereof.

“Stonepeak” shall mean Stonepeak Target Holdings LP, a Delaware limited partnership.

“Subsidiary” shall mean, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.  For the avoidance of doubt, for purposes of this Agreement, each of the Partnership and its Subsidiaries shall be considered a Subsidiary of the Company.

“Substantially Equivalent Security” shall have the meaning set forth in Section 8(a).

“Test Period” shall mean, at any date of determination, the most recently completed four full consecutive fiscal quarters of the Company ending on or prior to such date for which internal financial statements are available.

“Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” shall mean Computershare Trust Company, N.A., acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Preferred Stock, and its successors and assigns, or any other person appointed to serve as transfer agent, registrar, conversion agent and dividend disbursing agent by the Company.

“Transfer Restricted Securities” shall mean each share of Common Stock received upon conversion of a share of Preferred Stock until (a) such shares of Common Stock shall be freely tradable pursuant to an exemption from registration under the Securities Act under Rule 144 thereunder, or (b) the resale of such shares of Common Stock under an effective Shelf Registration Statement, in each case unless otherwise agreed to by the Company and the Holder thereof.

“Trigger Event” shall have the meaning set forth in Section 6(e)(vii).

“TRC Credit Agreement” shall mean that certain Credit Agreement, dated February 27, 2015, by and among the Company, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and the L/C issuer and each lender from time to time party thereto, as amended, supplemented or replaced from time to time.

“TRP Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement, dated October 3, 2012, by and among the Partnership, Bank of America, N.A. and the other parties signatory thereto, as amended, supplemented or replaced from time to time.

“VWAP” per share of Common Stock on any Trading Day shall mean the per share volume-weighted average price as displayed on Bloomberg page “TRGP <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” shall mean the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Warrant Shares” shall have the meaning set forth in the Purchase Agreement.

“Warrant Agreement” means that certain Warrant Agreement between the Company and ComputerShare Trust Company, N.A., as Warrant Agent, dated as of the Issue Date.

“Warrants” shall have the meaning set forth in the Purchase Agreement

Section 3. Dividends.

(a) Holders shall be entitled to receive, with respect to each share of Preferred Stock prior to any distributions made in respect of any Junior Stock in respect of the same fiscal quarter, out of funds legally available for payment, cash dividends (“Cash Dividends”) on the Liquidation Preference in effect immediately after the last day of the immediately prior fiscal quarter (or if there has been no prior full fiscal quarter, the Issue Date), computed on the basis of a 360-day year consisting of twelve 30-day months, at the Dividend Rate, compounded quarterly on each Dividend Payment Date.  To the extent the Board of Directors so declares, Cash Dividends shall be payable in arrears on each Dividend Payment Date for the fiscal quarter ending immediately prior to such Dividend Payment Date (or with respect to the first Dividend Payment Date, for the period commencing on the Issue Date and ending on the last day of the fiscal quarter following the Issue Date), to the Holders as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date.  Dividends on the Preferred Stock shall accumulate and become Accrued Dividends on a day-to-day basis from the last day of the most recent fiscal quarter, or if there has been no prior full fiscal quarter, from the Issue Date, until Cash Dividends are paid pursuant to this Section 3(a) in respect of such accumulated amounts or the Liquidation Preference is increased in respect of such accumulated amounts pursuant to Section 3(b), Section 3(c) or Section 3(d).

(b) Notwithstanding anything to the contrary in Section 3(a), the Company may, at the sole election of the Board of Directors, with respect to any dividend declared in respect of any fiscal quarter ending on or prior to December 31, 2017, elect (a “Non-Cash Dividend Election”) to have the amount that would have been payable if such dividend had been a cash dividend payable in cash (the “Non-Cash Dividend Amount”) to be added to the Liquidation Preference in lieu of paying such dividend in cash.  If the Company makes a Non-Cash Dividend Election pursuant to this Section 3(b), then contemporaneous with increasing the Liquidation Preference by the applicable Non-Cash Dividend Amount, the Company will grant and deliver to the Holders additional Warrants having the same terms (including exercise price) as the Warrants issued under the Warrant Agreement on the Issue Date as follows:  (i) Series A Warrants (as defined in the Warrant Agreement) entitling the holder thereof to purchase a number of shares of Common Stock equal to (x) the quotient of (I) the applicable Non-Cash Dividend Amount divided by (II) 1,000, multiplied by (y) 14.04 (subject to the same adjustments pursuant to the terms of the Warrant Agreement that the Warrants issued on the Issue Date have been subject) and (ii) Series B Warrants (as defined in the Warrant Agreement) entitling the holders thereof to purchase a number of shares of Common Stock equal to (x) the quotient of (I) the applicable Non-Cash Dividend Amount divided by (II) 1,000, multiplied (y) 6.77 (subject to the same adjustments pursuant to the terms of the Warrant Agreement that the Warrants issued on the Issue Date have been subject), in each case rounded up to the nearest whole share of Common Stock.  If the Company fails to pay a Cash Dividend in respect of any fiscal quarter ending on or prior to December 31, 2017 and does not make a Non-Cash Dividend Election in respect thereof, the Company shall be deemed to have made a Non-Cash Dividend Election for all purposes of this Certificate of Designations.

(c) Notwithstanding anything to the contrary herein, if any shares of Preferred Stock are converted into Common Stock in accordance with this Certificate of Designations on a date during the period between the close of business on any Dividend Record Date and the close of business on the corresponding Dividend Payment Date, the Accrued Dividends with respect to such shares of Preferred Stock, at the Company’s option, shall either (x) be paid in cash on or prior to the date of such conversion or (y) not be paid in cash, be deemed to be Accumulated Dividends and be added to the Liquidation Preference for purposes of such conversion.  For the avoidance of doubt, such Accrued Dividends shall include dividends accruing from, and including, the last day of the most recently preceding fiscal quarter to, but not including, the applicable Conversion Date.  The Holders at the close of business on a Dividend Record Date shall be entitled to receive any dividend paid as a Cash Dividend on those shares on the corresponding Dividend Payment Date.

(d) Notwithstanding anything to the contrary herein, if any shares of Preferred Stock are redeemed by the Company in accordance with this Certificate of Designations on a date during the period between the close of business on any Dividend Record Date and the close of business on the corresponding Dividend Payment Date, the Accrued Dividends with respect to such shares of Preferred Stock shall be deemed to be Accumulated Dividends and shall be added to the Liquidation Preference for purposes of such redemption.  For the avoidance of doubt, such Accrued Dividends shall include dividends accruing from, and including, the last day of the most recently preceding fiscal quarter to, but not including, the Optional Redemption Date or the Change of Control Redemption Date, as applicable.  The Holders at the close of business on a Dividend Record Date shall be entitled to receive any dividend paid as a Cash Dividend on those shares on the corresponding Dividend Payment Date.

(e) So long as any share of the Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on, and no redemption or repurchase shall be agreed to or consummated of, Parity Stock, Common Stock or any other shares of Junior Stock, unless all accumulated and unpaid dividends for all preceding full fiscal quarters (including the fiscal quarter in which such accumulated and unpaid dividends first arose) of the Company have been declared and paid; provided, however, that the foregoing limitation shall not apply to (i) a dividend payable on Common Stock or other Junior Stock in shares of Common Stock or other Junior Stock, (ii) the acquisition of shares of Common Stock or other Junior Stock in exchange for shares of Common Stock or other Junior Stock and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (iii) purchases of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of shares of other Junior Stock or any securities exchangeable for or convertible into such shares of Common Stock or other Junior Stock; (iv) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (v) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock and the payment of cash in lieu of fractional shares of other Junior Stock; provided further, however, that the foregoing limitation in the first clause of this Section 3(e) shall not apply to the extent all such accumulated and unpaid dividends have been deemed to be Accumulated Dividends and have been added to the Liquidation Preference in accordance with Sections 3(b), 3(c) and 3(d). Notwithstanding the preceding, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that amounts of dividends declared per share on the Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such other Parity Stock bear to each other.

(f) For the avoidance of doubt, the only requirement of the Company to deliver additional Warrants to the Holders under this Certificate of Designations shall be as expressly provided in Section 3(b) and Section 3(g). Any other addition of Accumulated Dividends to the Liquidation Preference (including pursuant to Sections 3(c) and 3(d)) shall not result in the issuance of additional Warrants.

(g) Except as provided in Section 3(b), if the Company fails to pay in full in cash to the Holders a Cash Dividend in an amount equal to the product of the Liquidation Preference multiplied by the Dividend Rate for a fiscal quarter, then (i) the amount of such shortfall will continue to be owed by the Company to the Holders and will accumulate until paid in full in cash, (ii) the Liquidation Preference will be deemed increased by such amount until paid in full in cash and (iii) contemporaneous with increasing the Liquidation Preference by such shortfall, the Company will grant and deliver to the Holders additional Warrants having the same terms (including exercise price) as the Warrants issued under the Warrant Agreement on the Issue Date as follows:  (i) Series A Warrants (as defined in the Warrant Agreement) entitling the holder thereof to purchase a number of shares of Common Stock equal to (x) the quotient of (I) the shortfall amount divided by (II) 1,000, multiplied by (y) 14.04 (subject to the same adjustments pursuant to the terms of the Warrant Agreement that the Warrants issued on the Issue Date have been subject) and (ii) Series B Warrants (as defined in the Warrant Agreement) entitling the holders thereof to purchase a number of shares of Common Stock equal to (x) the quotient of (I) the shortfall amount divided by (II) 1,000, multiplied (y) 6.77 (subject to the same adjustments pursuant to the terms of the Warrant Agreement that the Warrants issued on the Issue Date have been subject), in each case rounded up to the nearest whole share of Common Stock.

Section 4. Special Rights.

(a) Holders shall not have any voting rights except as set forth in this Section 4 or as otherwise from time to time specifically required by the Delaware General Corporation Law or the Certificate of Incorporation.

(b) So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Delaware General Corporation Law or the Certificate of Incorporation, the affirmative vote or consent of the holders of at least a majority (or, in the case of any amendment, modification, alteration or supplement to, the Certificate of

Incorporation or this Certificate of Designations pursuant to subsection (b)(v) below that materially and adversely affects the economic terms of the Preferred Stock of any Holder, 80%) of the outstanding shares of Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) any issuance, authorization or creation of, or any increase by the Company in the issued or authorized amount of, any specific class or series of Senior Stock;

(ii) any issuance, authorization or creation of, or any increase by any of the Company’s consolidated Subsidiaries of any issued or authorized amount of, any specific class or series of securities;

(iii) any issuance by the Company of Parity Stock; provided, however, the Company may issue Parity Stock if (A) the Fixed Charge Coverage Ratio (after adjustments for dividends paid on the shares of Preferred Stock) for the Company’s most recently ended four full fiscal quarters immediately preceding the date on such issuance would have been at least 2.25, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom); (B) the aggregate amount of net proceeds from all issuances of Parity Stock from and after the date hereof is less than or equal to $[700,000,000]1; and (C) the proceeds therefrom are not used specifically to directly or indirectly pay dividends on the Common Stock;

(iv) any incurrence of indebtedness by the Company and its consolidated Subsidiaries for borrowed monies; provided, however, that the Company and its consolidated Subsidiaries may incur such indebtedness if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters of the Company immediately preceding the date on which such additional indebtedness for borrowed monies is incurred would have been at least 2.0, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom); provided further, however, that the Company and its consolidated Subsidiaries may incur indebtedness under the TRC Credit Agreement and the TRP Credit Agreement (as such credit agreements may be amended, restated, refinanced, replaced or otherwise modified from time to time; provided that the credit facility provided under such credit agreements shall be, at all times, a bank facility provided by commercial banks or affiliates of commercial banks that are primarily engaged in providing such facilities) in an aggregate amount up to $2,750,000,000; or

(v) any amendment, modification or alteration of, or supplement to, the Certificate of Incorporation or this Certificate of Designations that would materially and adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or any Holder.

[1]

To be reduced by $1,000 per share to the extent the Company issues additional shares of Preferred Stock in excess of 1,000,000 shares of Preferred Stock on the Issue Date, and to be increased by $1,000 per share to the extent the Company issues less than 1,000,000 shares of Preferred Stock on the Issue Date.

Notwithstanding the foregoing, none of the following actions shall be restricted or limited by or require any approval of the Holders of Preferred Stock pursuant to Section 4(b): (i) the Company and any of its controlled Affiliates entering into joint ventures, partnerships or similar arrangements and funding the same as described in Clause (D) of this paragraph, so long as each such joint venture, partnership or similar arrangement is (A) in respect of a single asset or a group of related assets (for the avoidance of doubt, a group of assets shall not be deemed to be related assets solely because they perform the same function), (B) with third Persons, (C) on an arms’-length basis, (D) funded through the issuance of equity in such joint venture, capital contributions in such joint venture and/or the incurrence of unsecured indebtedness or indebtedness solely secured by the assets of such joint venture and/or the equity in such joint venture, and (E) for the purpose of (1) developing or expanding assets of the Company and such controlled Affiliates or (2) acquiring and developing new assets and growth opportunities, (ii) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company or any of its Subsidiaries or (iii) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company and any joint ventures, partnerships or other minority owned entities in which the Company or its Subsidiaries have an equity or other interest, in each case which exist as of the Issue Date.

(c) Notwithstanding anything to the contrary herein, without the consent of the Holders, the Company, acting in good faith, may amend, alter, supplement or repeal any terms of the Preferred Stock by amending or supplementing the Certificate of Incorporation, this Certificate of Designations or any stock certificate representing shares of the Preferred Stock:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such instrument in a manner that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or any Holder;

(ii) to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or any Holder; or

(iii) to make any other change that does not adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or any Holder (other than any Holder that consents to such change).

(d) Prior to the close of business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of the Preferred Stock shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such shares of Common Stock solely by virtue of holding the Preferred Stock.

(e) In exercising the voting rights set forth in Sections 4(b) and 4(c), each share of Preferred Stock shall be entitled to one vote.

(f) The rules and procedures for calling and conducting any meeting of the Holders (including the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws of the Company and applicable law.

(g) If at any time (x) Cash Dividends have not been declared and paid in full on the Preferred Stock with respect to two full quarters (without regard as to whether such quarters are consecutive) (the “Dividend Trigger”) or (y) there exists (I) an Event of Default (as defined in the TRC Credit Agreement or any similar term used in a provision of any successor credit agreement of the Company) pursuant to Section 8.01(b) of the TRC Credit Agreement (or any other similar provision of any successor credit agreement of the Company) as a result of the Company’s failure to comply with Section 7.11 thereof (or any other similar financial covenant in any successor credit agreement of the Company) or (II) an Event of Default (as defined in the TRP Credit Agreement or any similar term used in a provision of any successor credit agreement of the Company) pursuant to Section 8.01(b) of the TRP Credit Agreement (or any other similar provision of any successor credit agreement of the Partnership) as a result of the Partnership’s failure to comply with Section 7.14 or Section 7.15 thereof (or any other similar interest coverage ratio or leverage ratios covenants in any successor credit agreement of the Partnership), in each case of clauses (I) and (II) that has not been cured, then in addition to the other voting rights in this Certificate of Designations (each of clause (I) and (II), the “Default Trigger”), following compliance with Section 4(h), if applicable, each Holder will be entitled to one vote for each share of Common Stock such Holder would be entitled to receive if all of such Holder’s shares of Preferred Stock were converted into Common Stock (at the Optional Conversion Price then in effect or, if the shares of Preferred Stock are not then convertible, assuming that such shares of Preferred Stock are convertible at the Optional Conversion Rate then in effect) on the record date set by the Board of Directors for such vote on all matters submitted to the holders of Common Stock for approval; provided, however, that the foregoing voting rights shall automatically and immediately cease to exist (for the avoidance of doubt, such voting rights shall again exist in respect of any further occurrence of a Default Trigger or Dividend Trigger) (i) at such time as no dividends payable on the Preferred Stock remain unpaid (in the case of clause (x)) and (ii) upon the relevant Event(s) of Default described above being cured pursuant to the terms of the TRC Credit Agreement (or any other successor credit agreement) or the TRP Credit Agreement (or any other successor credit agreement of the Partnership), as applicable (in the case of clause (y)); provided further, however, that the foregoing voting rights shall be limited and apply only to the extent that such voting grants may be granted to the Holders under applicable law (including, for the avoidance of doubt, the stockholder approval rules of any National Securities Exchange on which the shares of Common Stock are listed).

(h) Upon the occurrence of a Dividend Trigger, then, until the date on which Stonepeak and its Affiliates no longer own at least 50% of the Preferred Stock issued to Stonepeak or any of its Affiliates on the Issue Date, Stonepeak shall have the option and right, exercisable by Stonepeak by delivering a written notice of such designation to the Company, to cause its board observer to become a member of the Board of Directors and the Company shall take all actions necessary or advisable to effect the foregoing; provided, however, that the foregoing director designation right shall automatically and immediately cease to exist at such time as no dividends payable on the Preferred Stock remain unpaid (for the avoidance of doubt, such director designation right shall again exist in respect of any further occurrence of a Dividend Trigger). In the event of any occurrence of a Default Trigger, then Stonepeak shall have the option and right, exercisable by Stonepeak by delivering a written notice of such designation to the Company, to cause its board observer to become a member of the Board of Directors and the Company shall take all actions necessary or advisable to effect the foregoing; provided, however, that the foregoing director designation right shall automatically and immediately cease to exist upon the relevant Event(s) of Default described in Section 4(g) with respect to such Default Trigger being cured pursuant to the terms of the TRC Credit Agreement (or any other successor credit agreement) or the TRP Credit Agreement (or any other successor credit agreement of the Partnership) (for the avoidance of doubt, such director designation right shall again exist in respect of any further occurrence of a Default Trigger). Notwithstanding anything to the contrary in this Section 4(h), Stonepeak shall only have the option and right to designate one person to serve as a member of the Board of Directors.

(i) If prior to the exercise of the Holders’ rights pursuant to Section 4(g) or Section 4(h) a filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), then the Company, on the one hand, and any Holder, on the other hand, shall (i) as promptly as practicable, make, or cause or be made, all filings and submissions required under the HSR Act, and (ii) use their commercially reasonable efforts to obtain, or cause to be obtained, consent in respect of such filings and submissions (or the termination or expiration of the applicable waiting period, as applicable); provided, however, any filing or submission fees required of any Person in connection with any such filings or submissions required under the HSR Act shall be paid by the Company.  Until such time as consent has been received in respect of such filings and submissions (or the applicable waiting period has terminated or expired, as applicable), Stonepeak and the Holders shall not be permitted to exercise such rights.

Section 5. Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder shall be entitled to receive, in respect of such shares of Preferred Stock, and to be paid out of the assets of the Company available for distribution to its stockholders, an amount equal to the Liquidation Preference thereon, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock.

(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding up or dissolution of its business), nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 5.

(c) After the payment in full to the Holders of the amounts provided for in this Section 5, the Holders of shares of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company in respect of their ownership of such Preferred Stock.

(d) In the event the assets of the Company available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which Holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

Section 6. Conversion.

(a) On or after the first Business Day that is 12 years after the Issue Date, the Holders shall have the right to convert their shares of Preferred Stock, in whole or in part (but in no event less than 50,000 shares of Preferred Stock or, if the aggregate amount of shares of Preferred Stock any such Holder owns is less than 50,000 shares, then all of such shares), into that number of whole shares of Common Stock for each share of Preferred Stock equal, subject to Section 6(j), to the quotient of (i) the Liquidation Preference divided by (ii) the Optional Conversion Price then in effect, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9 (such quotient, the “Conversion Rate”).  To convert shares of Preferred Stock into shares of Common Stock pursuant to this Section 6(a), such Holder shall give written notice (the “Optional Conversion Notice” and the date of such notice, the “Optional Conversion Notice Date”) to the Company stating that such Holder elects to so convert shares of Preferred Stock and shall state therein: (A) the number of shares of Preferred Stock to be converted, (B) the name or names in which such Holder wishes the shares of Common Stock to be issued, (C) the Holder’s computation of the number of shares of Common Stock to be received by such Holder and (D) the Optional Conversion Price on the Optional Conversion Notice Date.  If a Holder validly delivers an Optional Conversion Notice in accordance with this Section 6(a), the Company shall issue the shares of Common Stock as soon as reasonably practicable, but not later than ten (10) business days thereafter (the date of issuance of such shares, the “Optional Conversion Date”).

(b) On or after the first Business Day that is 12 years after the Issue Date, if the Holders have not elected to convert all of their shares of Preferred Stock pursuant to Section 6(a), the Company shall have the right to cause the outstanding shares of Preferred Stock to be converted, in whole and not in part  into that number of whole shares of Common Stock for each share of Preferred Stock equal, subject to Section 6(j), to the quotient of (i) the Liquidation Preference divided by (ii) the Forced Conversion Price then in effect, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9; provided, however that in order for the Company to exercise such right, the Average VWAP per share of the Common Stock during a 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Forced Conversion Notice Date shall be greater than one hundred twenty percent (120%) of the Forced Conversion Price then in effect; and provided, further, that if the conversion by the Company pursuant to this Section 6(b) would result in the Holders holding Common Stock (counting only such Common Stock as has been converted from Preferred Stock pursuant to this Certificate of Designations) representing in excess of 20% of the issued and outstanding Common Stock of the Company immediately after such conversion (the “Maximum Holding Amount”), then such conversion shall be limited to the number of shares of Common Stock representing the Maximum Holding Amount, and the Company will have the continuing right to cause the remaining shares of Preferred Stock (which are not converted due to the Maximum Holding Amount limitation) to be converted in whole or in part at any time following the initial conversion of shares of Preferred Stock pursuant to this Section 6(b) to the extent such conversion would not result in the Holders holding Common Stock at such time representing in excess of the Maximum Holding Amount.  To convert shares of Preferred Stock into shares of Common Stock pursuant to this Section 6(b), the Company shall give written notice (the “Forced Conversion Notice” and the date of such notice, the “Forced Conversion Notice Date”) to each Holder stating that the Company elects to force conversion of such shares of Preferred Stock pursuant to this Section 6(b) and shall state therein (A) the number of shares of Preferred Stock to be converted, (B) the Forced Conversion Price on the Forced Conversion Notice Date and (C) the Company’s computation of the number of shares of Common Stock to be received by the Holder.  If the Company validly delivers a Forced Conversion Notice in accordance with this Section 6(b), the Company shall issue the shares of Common Stock as soon as reasonably practicable, but not later than ten (10) business days thereafter (the date of issuance of such shares, the “Forced Conversion Date”).

(c) Upon conversion, each Holder shall surrender to the Company the certificates representing any shares held in certificated form to be converted during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent maintained by it, accompanied by (i) (if so required by the Company or its duly appointed Transfer Agent) a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the Holder or its duly authorized legal representative and (ii) transfer tax stamps or funds therefor, if required pursuant to Section 6(i).

(d) Immediately prior to the close of business on the Optional Conversion Date or the Forced Conversion Date, as applicable, with respect to a conversion, a Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder’s shares of Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder.  Except to the extent that a Holder is not able to convert its shares of Preferred Stock into Common Stock as a result of Section 6(j), on the Optional Conversion Date or the Forced Conversion Date, as applicable, dividends shall cease to accrue on the shares Preferred Stock so converted and all other rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted (with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9).  As promptly as practical after the conversion of any shares of Preferred Stock into Common Stock, the Company shall deliver to the applicable Holder an Ownership Notice identifying the number of full shares of Common Stock to which such Holder is entitled, and a cash payment in respect of fractional shares in accordance with Section 9.

(e) Each Fixed Conversion Price shall be subject to the following adjustments (except as provided in Section 6(f)):

(i) If the Company pays a dividend (or other distribution) in shares of Common Stock to holders of the Common Stock, in their capacity as holders of Common Stock, then each Fixed Conversion Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

          OS1

OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and

OS1	=

the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

(ii) If the Company issues to holders of shares of the Common Stock, in their capacity as holders of Common Stock, rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then each Fixed Conversion Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

          OS0 + X

OS0 + Y

where

OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the Ex-Date for such issuance.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Price shall be readjusted to such Fixed Conversion Price that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then each Fixed Conversion Price shall not be adjusted until such triggering events occur.  In determining the aggregate offering price payable for such shares of Common Stock, the conversion agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iii) If the Company subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then each Fixed Conversion Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

          OS1

OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and

OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification.

(iv) If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock (other than Common Stock) or other assets (including securities, but excluding any dividend or distribution referred to in clauses (i); any rights or warrants referred to in clause (ii) above; any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then each Fixed Conversion Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

          SP0

SP0 – FMV

where

SP0	=	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and

FMV	=	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

In a spin-off, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit each Fixed Conversion Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing such Fixed Conversion Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

          MP0 + MPS

MP0

where

MP0	=

the average of the Closing Sale Price of the Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

MPS	=

the average of the closing sale price of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to each Fixed Conversion Price that would then be in effect if such dividend distribution had not been declared.

(v) In the case the Company effects a Pro Rata Repurchase of Common Stock, then the Fixed Conversion Price shall be adjusted to the price determined by multiplying the Fixed Conversion Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Value per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.

(vi) Notwithstanding anything herein to the contrary, no adjustment under this Section 6(e) need be made to the Fixed Conversion Price unless such adjustment would require an increase or decrease of at least 2.0% of the Fixed Conversion Price then in effect.  Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 2.0% of the Fixed Conversion Price.

(vii) Notwithstanding any other provisions of this Section 6(e), rights or warrants distributed by the Company to holders of Common Stock, in their capacity as holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(e) (and no adjustment to the Fixed Conversion Price under this Section 6(e) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Price shall be made under Section 6(e)(ii).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to a Fixed Conversion Price under this Section 6(e) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, such Fixed Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, such Fixed Conversion Price shall be readjusted as if such expired or terminated rights and warrants had not been issued.  To the extent that the Company has a rights plan or agreement in effect upon conversion of the Preferred Stock, which rights plan provides for rights or warrants of the type described in this clause, then upon conversion of Preferred Stock the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Fixed Conversion Price with respect thereto have been made in accordance with the foregoing.  In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan or agreement to provide that upon conversion of the Preferred Stock the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable stockholder rights plan or agreement.

(viii) The Company reserves the right to make such reductions in each Fixed Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.  In the event the Company elects to make such a reduction in the Fixed Conversion Price, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of each Fixed Conversion Price.

(f) Notwithstanding anything to the contrary in Section 6(e), no adjustment to the Fixed Conversion Price shall be made with respect to any distribution or other transaction if the Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such event, without having to convert their shares of Preferred Stock.

(g) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in any Fixed Conversion Price then in effect shall be required by reason of the taking of such record.

(h) Upon any increase or decrease in the Fixed Conversion Price, then, and in each such case, the Company promptly shall deliver to each Holder a certificate signed by an Officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Fixed Conversion Price then in effect following such adjustment.

(i) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock and the issuance or delivery of any Ownership Notice, whether at the request of a Holder or upon the conversion of shares of Preferred Stock, shall each be made without charge to the Holder or recipient of shares of Preferred Stock for such certificates or Ownership Notice or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby or such Ownership Notice or the securities identified therein, and such certificates or Ownership Notice shall be issued or delivered in the respective names of, or in such names as may be directed by, the applicable Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of the relevant Preferred Stock and the Company shall not be required to issue or deliver any such certificate or Ownership Notice unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(j) In the event that any Holder elects to convert shares of Preferred Stock into shares of Common Stock pursuant to Section 6(a), the sum of (x) the number of shares of Common Stock into which the shares of Preferred Stock can then be converted upon such exercise pursuant this Certificate of Designations, (y) the number of shares of Common Stock into which the shares of Preferred Stock have already been converted in accordance with this Certificate of Designations and (z) the number of shares of Common Stock that have been issued upon exercise of the Warrants, shall not exceed the maximum number of shares of Common Stock which the Company may issue under the Certificate of Incorporation or the maximum number of shares of Common Stock which the Company may issue without stockholder approval under applicable law (including, for the avoidance of doubt, the stockholder approval rules of any National Securities Exchange on which the shares of Common Stock are listed). The Company will use its commercially reasonable efforts to seek stockholder approval for the issuance of shares of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants above the amount that the Company may issue without such stockholder approval pursuant to New York Stock Exchange Rule 312.03(c).

(k) Any shares of Common Stock delivered pursuant to this Section 6 shall be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters of any state or federal law), free and clear or any liens, claims, rights or encumbrances other than those arising under the Delaware Act or this Certificate of Designations or created by the holders thereof.

(l) The Company shall use its commercially reasonable efforts to at all times reserve and keep available for issuance upon the conversion of the Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall use its commercially reasonable efforts to take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock or the payment or partial payment of dividends (if any) declared on Preferred Stock that are payable in Common Stock.  If the Company does not at any time have reserved and available the number of shares of Common Stock described in the preceding sentence, the Company shall pay to the Holders (on a pro rata basis across all Holders based on their respective ownership of Preferred Stock) an amount equal to $50,000 per month (pro rated for partial months), payable no later than 5 business days after the end of each month until the Company again has reserved and available such number of shares of Common Stock.

Section 7. Optional Redemption.

(a) At any time, and from time to time, on or after the first Business Day that is five years after the Issue Date, the Company shall have the right, subject to applicable law, to redeem the Preferred Stock, in whole or in part (but in no event less than 100,000 shares of Preferred Stock or, if the aggregate amount of shares of Preferred Stock any such Holder owns is less than 100,000 shares, then all of such shares), from any source of funds legally available for such purpose.  Any redemption by the Company pursuant to this Section 7 shall be subject to compliance with the provisions of the TRC Credit Agreement and any other agreements governing the Company’s future or existing outstanding indebtedness.  Any such redemption shall occur on a date set by the Company in its sole discretion (the “Optional Redemption Date”).

(b) Subject to applicable law, the Company shall effect any such redemption pursuant to this Section 7 by paying cash for each share of Preferred Stock to be redeemed in an amount equal to the Liquidation Preference (including, for the avoidance of doubt, any Accrued Dividends added to the Liquidation Preference in accordance with Section 3(d)), multiplied by, if on or prior to the sixth anniversary of the Issue Date, 110%, and, if thereafter, 105% for such share of Preferred Stock on such Optional Redemption Date (the “Optional Redemption Price”).

(c) The Company shall give notice of its election to redeem the Preferred Stock pursuant to this Section 7 not less than 15 days and not more than 60 days before the scheduled Optional Redemption Date, to the Holders of Preferred Stock as such Holders’ names appear (as of the close of business on the Business Day next preceding the day on which notice is given) on the books of the Transfer Agent at the address of such Holders shown therein.  Such notice (the “Optional Redemption Notice”) shall state: (i) the Optional Redemption Date, (ii) the number of shares of Preferred Stock to be redeemed from such Holder, (iii) the Optional Redemption Price and (iv) the place where any shares of Preferred Stock in certificated form are to be redeemed and shall be presented and surrendered for payment of the applicable Redemption Price therefor.

(d) If the Company elects to redeem fewer than all of the outstanding shares of Preferred Stock pursuant to this Section 7, the number of shares of Preferred Stock to be redeemed shall be determined by the Company, provided the number of shares of Preferred Stock to be redeemed pursuant an election pursuant to this Section 7 shall not be less than 100,000 shares of Preferred Stock or, if the aggregate amount of shares of Preferred Stock outstanding is less than 100,000 shares, then all of such shares, and provided that the Preferred Stock is redeemed on a pro rata basis across all Holders based on their respective ownership of Preferred Stock.  The shares of Preferred Stock not redeemed shall remain outstanding.

(e) If the Company gives an Optional Redemption Notice, the Company shall deposit with the Paying Agent funds sufficient to redeem the shares of Preferred Stock as to which such Optional Redemption Notice shall have been given, no later than the open of business on the Optional Redemption Date, and the Company shall give the Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders to be redeemed upon surrender or deemed surrender of the Certificates therefor as set forth in the Optional Redemption Notice.  If the Optional Redemption Notice shall have been given, then from and after the Optional Redemption Date, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Optional Redemption Notice, all dividends on such shares of Preferred Stock to be redeemed shall cease to accrue and all other rights with respect to the shares of Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the Optional Redemption Price.  The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Optional Redemption Price of the shares of Preferred Stock to be redeemed), and the holders of any shares of Preferred Stock so redeemed shall have no claim to any such interest income.  Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of shares of Preferred Stock, that remain unclaimed or unpaid after two years after the Optional Redemption Date or other payment date, shall be, to the extent permitted by applicable law, repaid to the Company upon its written request, after which repayment the Holders entitled to such redemption or other payment shall have recourse only to the Company.  Notwithstanding any Optional Redemption Notice, there shall be no redemption of any shares of Preferred Stock called for redemption until funds sufficient to pay the full Optional Redemption Price of such shares shall have been deposited by the Company with the Paying Agent.

Section 8. Change of Control

(a) In the event of a Change of Control in which the Company does not survive or as a result thereof the Company has no or substantially no assets, the Company shall use its reasonable efforts to deliver or to cause to be delivered to the Holders, in exchange for their outstanding shares of Preferred Stock upon such Change of Control, a security in the surviving or successor entity that has substantially similar rights, preferences and privileges as the Preferred Stock (a “Substantially Equivalent Security”); provided, however, that the Company shall promptly notify the Holders if (A) the surviving or successor entity (after giving pro forma effect to such Change of Control) is expected, immediately following such Change of Control, to have a worse leverage profile than that of the Company as of the Issue Date or a worse rating than that of the Company as of the Issue Date with respect to its outstanding indebtedness by either Moody’s or S&P, or (B) the stock into which the Substantially Equivalent Security will be convertible is not traded on a major U.S. stock exchange. If the Company is required to provide the notice specified in the preceding sentence of this Section 8(a), the Company shall not deliver or cause to be delivered to the Holders any such Substantially Equivalent Security unless such delivery is approved by the Holders of at least a majority of the outstanding shares of Preferred Stock.

(b) In the event of any Change of Control other than one in which the Company does not survive or as a result thereof the Company has no or substantially no assets, the Company shall promptly notify the Holders if (A) the Company (after giving pro forma effect to such Change of Control) is expected, immediately following such Change of Control, to have a worse leverage profile than that of the Company as of the Issue Date or a worse rating than that of the Company as of the Issue Date with respect to its outstanding indebtedness by either Moody’s or S&P, or (B) the stock into which the Preferred Stock will be convertible is not traded on a major U.S. stock exchange.  If the Company is not required to provide the notice specified in the preceding sentence of this Section 8(b), the Company shall cause the outstanding shares of Preferred Stock to remain outstanding. If the Company is required to provide the notice specified in the first sentence of this Section 8(b), the Company shall redeem the outstanding shares of Preferred Stock pursuant to Section 8(c) unless the Holders of at least a majority of the outstanding shares of Preferred Stock notify the Company in writing of their decision that the shares of Preferred Stock remain outstanding.

(c) In the event of (i) a Change in Control described in Section 8(a) in connection with which the Company is unable to deliver or cause to be delivered to the Holders a Substantially Equivalent Security or the Holders of a majority of the shares of Preferred Stock do not elect to accept the Substantially Equivalent Security as permitted by Section 8(a) or (ii) a Change of Control in connection with which the Company is required to provide the notice specified in the first sentence of Section 8(b) and the Holders of at least a majority of the outstanding shares of Preferred Stock do not provide written notice to the Company of their decision that the shares of Preferred Stock remain outstanding as permitted by Section 8(b), the Company or a third party with the prior written consent of the Company (such party, as applicable, the “Redeeming Party”) shall, in compliance with applicable law and, in the case of Stonepeak and its Affiliates, subject to any agreement between Stonepeak and its Affiliates and the Company, redeem all of the outstanding Preferred Stock.  Any such redemption shall occur on a date set by the Redeeming Party in its sole discretion, but no later than 5 business days after consummation of the Change of Control (the “Change of Control Redemption Date”).  Notwithstanding anything to the contrary herein, the Change of Control Redemption Date may be on the date of the Change of Control, and any redemption pursuant to this Section 8 may be made simultaneously with the Change of Control.  Holders acknowledge and agree that under the terms of the TRC Credit Agreement (as such credit agreement may be amended, restated, refinanced, replaced or otherwise modified from time to time) and any other debt instruments of the Company that restrict, limit or condition the ability of the Company to issue “disqualified equity interests” (or similar concept), and for so long as such restrictive terms continue or have not been waived by the applicable lenders thereunder, upon any redemption of the shares of Preferred Stock pursuant to this Section 8, the loans and other loan obligations that are accrued and payable under any such credit agreements or debt instruments will, in each case, be repaid (and any commitments and any outstanding letters of credit thereunder will be terminated) prior to such redemption of the Preferred Stock.  For the avoidance of doubt, the preceding sentence shall not be deemed to be a waiver by any Holder of its right to receive from the Company and/or its successor the cash associated with such redemption.

(d) Subject to applicable law, the Redeeming Party shall effect any such redemption pursuant to this Section 8 by paying cash for each share of Preferred Stock to be redeemed in an amount equal to (x) the Liquidation Preference multiplied by (y) the Change of Control Redemption Premium for such share of Preferred Stock on such Change of Control Redemption Date (such product, the “Change of Control Redemption Price”).

(e) The Redeeming Party shall give notice of such redemption not less than 15 days and not more than 60 days before the scheduled Change of Control Redemption Date, to the Holders as such Holders’ names appear (as of the close of business on the Business Day next preceding the day on which notice is given) on the books of the Transfer Agent at the address of such Holders shown therein.  Such notice (the “Change of Control Redemption Notice”) shall state: (i) the Change of Control Redemption Date, (ii) the Change of Control Redemption Price and (iii) the place where any shares of Preferred Stock in certificated form are to be redeemed and shall be presented and surrendered for payment of the applicable Redemption Price therefor.  The Redeeming Party shall give the Change of Control Redemption Notice in advance of a Change of Control if a definitive agreement is in place for the Change of Control at the time of giving the Change of Control Redemption Notice.

(f) If the Redeeming Party gives a Change of Control Redemption Notice, the Redeeming Party shall deposit with the Paying Agent funds sufficient to redeem the shares of Preferred Stock as to which such Change of Control Redemption Notice shall have been given, no later than the open of business on the Change of Control Redemption Date, and the Redeeming Party shall give the Paying Agent irrevocable instructions and authority to pay the applicable Change of Control Redemption Price to the Holders to be redeemed upon surrender or deemed surrender of the Certificates therefor as set forth in the Change of Control Redemption Notice.

Section 9. No Fractional Shares.

No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion, whether voluntary or mandatory, or in respect of dividend payments made in Common Stock on the Preferred Stock.  Instead, the Company may elect to either make a cash payment to each Holder that would otherwise be entitled to a fractional share (based on the Closing Sale Price of such fractional share determined as of the Trading Day immediately prior to the payment thereof) or, in lieu of such cash payment, round up to the next whole share the number of shares of Common Stock to be issued to any particular Holder upon conversion.

Section 10. Uncertificated Shares; Certificated Shares.

(a) Uncertificated Shares.

(i) Form.  Notwithstanding anything to the contrary herein, unless requested in writing by a Holder to the Company, the shares of Preferred Stock and any shares of Common Stock issued upon conversion thereof shall be in uncertificated, book entry form as permitted by the bylaws of the Company and the Delaware General Corporation Law.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(ii) Transfer.  Transfers of Preferred Stock or Common Stock issued upon conversion thereof held in uncertificated, book-entry form shall be made only upon the transfer books of the Company kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.  The Company may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

(iii) Legends.  Each Ownership Notice issued with respect to a share of Preferred Stock or any Common Stock issued upon the conversion of Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TARGA RESOURCES CORP. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”).  THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.  THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER.  THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

In addition, Each Ownership Notice issued with respect to a share of Preferred Stock shall bear a legend in substantially the following form:

“BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY.”

(b) Certificated Shares.

(i) Form and Dating.  When Preferred Stock is in certificated form (“Certificated Preferred Stock”), the Preferred Stock certificate and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations.  The Preferred Stock certificate may have notations, legends or endorsements required by applicable law, stock exchange rules, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company.  Each Preferred Stock certificate shall be dated the date of its authentication.

(ii) Execution and Authentication.  Two Officers shall sign each Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.

A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate.  The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this Certificate of Designations.

The Transfer Agent shall authenticate and deliver certificates for shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company.  Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of the Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for the Preferred Stock.  Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Preferred Stock whenever the Transfer Agent may do so.  Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent.  An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii) Transfer and Exchange.  When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B) is being transferred or exchanged pursuant to subclause (1) or (2) below, and is accompanied by the following additional information and documents, as applicable:

(1) if such Certificated Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

(2) if such Certificated Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” in accordance with Rule

144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 10(b)(iv).

(iv) Legends.

(A) Each certificate evidencing Certificated Preferred Stock or any Common Stock issued upon the conversion of Preferred Stock shall bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TARGA RESOURCES CORP. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.  THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER.  THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(B) Upon any sale or transfer of a Transfer Restricted Security held in certificated form pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock or certificated Common Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security.

(v) Replacement Certificates.  If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(vi) Cancellation.  In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.  The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Preferred Stock certificates to the Company.  The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

(c) Certain Obligations with Respect to Transfers and Exchanges of Preferred Stock.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock as required pursuant to the provisions of this Section 10.

(ii) All shares of Preferred Stock, whether or not Certificated Preferred Stock, issued upon any registration of transfer or exchange of such shares of Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations as the shares of Preferred Stock surrendered upon such registration of transfer or exchange.

(iii) Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(iv) No service charge shall be made to a Holder for any registration of transfer or exchange of any Preferred Stock or Common Stock issued upon the conversion thereof on the transfer books of the Company or the Transfer Agent or upon surrender of any Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose.  However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock or Common Stock if the Person receiving shares in connection with such transfer or exchange is not the holder thereof.

(d) No Obligation of the Transfer Agent.  The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 11. Other Provisions.

(a) With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any vote upon any such action (assuming due and proper notice to such other Holders).  Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) Shares of Preferred Stock that have been issued and reacquired by the Company in any manner, including shares of Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) upon such reacquisition be automatically cancelled by the Company and shall not be reissued.

(c) The shares of Preferred Stock shall be issuable only in whole shares.

(d) All notice periods referred to herein shall commence: (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being by first-class mail, postage prepaid.  Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.

(e) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay.  All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Company from time to time.

(f) Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith.

(g) Except as set forth in Section 4(b)(ii), the Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Company of any class.

(h) The Company shall distribute to the Holders copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of the Common Stock, at such times and by such method as documents are distributed to such holders of such Common Stock.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this [   ]th day of March, 2016.

TARGA RESOURCES CORP.

By:
[ ]
[ ]

Attest:
[ ]
[ ]

SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS

Exhibit A

FORM OF PREFERRED STOCK

FACE OF SECURITY

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TARGA RESOURCES CORP. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.  THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER.  THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

A-1

Certificate Number	[ ] Shares of
[ ]	Series A Preferred Stock

Series A Preferred Stock

of

TARGA RESOURCES CORP.

TARGA RESOURCES CORP., a Delaware corporation (the “Company”), hereby certifies that [                             ] (the “Holder”) is the registered owner of [                            ] fully paid and non-assessable shares of preferred stock, par value $0.001 per share, of the Company designated as the Series A Preferred Stock (the “Preferred Stock”).  The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated March [__], 2016, as the same may be amended from time to time (the “Certificate of Designations”).  Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations.  The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this                 day of                 , 2016.

TARGA RESOURCES CORP.

By:
Name:
Title:

By:
Name:
Title:

A-2

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Transfer Agent,

By:
Authorized Signatory

A-3

REVERSE OF SECURITY

Dividends on each share of Preferred Stock shall be payable, when, as and if declared by the Company’s Board of Directors out of legally available funds as provided in the Certificate of Designations.

The shares of Preferred Stock shall be convertible into the Company’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The shares of Preferred Stock may be redeemed by the Company upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

A-4

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred
Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature: ________________________

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee: _________________________2

[2]

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-5

Exhibit B

OWNERSHIP NOTICE

THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TARGA RESOURCES CORP. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”).  THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.  THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER.  THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IF THE SECURITIES IDENTIFIED HEREIN ARE SERIES A PREFERRED STOCK OF THE COMPANY, THEN BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

B-1

This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Company listed on Schedule A to this letter.

In addition, please be advised that the Company will furnish without charge to each stockholder of the Company who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of the Company and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter.  Any such request should be directed to the Secretary of the Company.

The shares of capital stock of the Company have been not been registered under the Securities Act and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as
Transfer Agent,

By:
Authorized Signatory

B-2

Exhibit C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	Series A Preferred Stock (the “Preferred Stock”) of Targa Resources Corp. (the “Company”)

This Certificate relates to shares of Preferred Stock held by (the “Transferor”) in*/:

☐	book entry form; or
☐	definitive form.

The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:

☐	such Preferred Stock is being acquired for the Transferor’s own account without transfer;
☐	such Preferred Stock is being transferred to the Company;
☐	such Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A; or
☐

such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

By:

Date:

*/	Please check applicable box.

C-1

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT FOR THE COMMON STOCK

ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK

[See attached.]

Exhibit B-1

Form

REGISTRATION RIGHTS AGREEMENT

among

TARGA RESOURCES CORP.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

Schedule A — Purchaser Name; Notice and Contact Information

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of March [_], 2016 (this “Agreement”) is entered into by and among TARGA RESOURCES CORP., a Delaware corporation (including such Person’s successors by merger, acquisition, reorganization or otherwise, the “Company”), and each of the Persons set forth on Schedule A hereto (the “Purchasers”).

WHEREAS, this Agreement is made in connection with the issuance of the Preferred Stock pursuant to the Purchase Agreement, dated as of February 17, 2016, by and among the Company and the Purchasers (the “Purchase Agreement”); and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.01 Definitions.  As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act; provided, however, that an Additional Investor Vehicle (as defined in the Purchase Agreement) shall not be an Affiliate of Stonepeak.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations of the Series A Preferred Stock of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

1

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(q).

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“Issue Date” means the original date of issuance of the Preferred Stock, which shall be the date that the Certificate of Designations is filed with the Secretary of State of the State of Delaware.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(b).

“Liquidated Damages Multiplier” means the product of (i) the Purchased Preferred Stock Price and (ii) the number of Registrable Securities then held by the applicable Holder and included on the applicable Registration Statement.

“Losses” has the meaning specified in Section 2.08(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“NYSE” means the New York Stock Exchange.

“Other Holder” has the meaning specified in Section 2.02(a)

“Person” means any individual, corporation, company, voluntary association, company, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Piggyback Notice” has the meaning specified in Section 2.02(a).

“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).

“Piggyback Registration” has the meaning specified in Section 2.02(a).

“Preferred Stock” means the Series A Preferred Stock of the Company.

“Purchase Agreement” has the meaning specified in the Preamble of this Agreement.

“Purchased Preferred Stock Price” means $1,000.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

2

“Registrable Securities” means the Common Stock issuable upon conversion of the Preferred Stock, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Registration Expenses” has the meaning specified in Section 2.07(a).

“Registration Statement” has the meaning specified in Section 2.01(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Stonepeak” means Stonepeak Target Holdings, LP.

“Target Effective Date” has the meaning specified therefor in Section 2.01(a).

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.02 Registrable Securities.  Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following:  (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or one of its direct or indirect subsidiaries and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10.  In addition, a Holder will cease to have rights to require registration of any Registrable Securities held by that Holder under this Agreement on the later of (i) the fourth anniversary of the date on which all Preferred Stock has been converted into shares of Common Stock and (ii) the earlier of (x) the date on which Stonepeak is no longer an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company and (y) the twenty-fourth anniversary of the date hereof.

3

Article II

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) Shelf Registration.  The Company shall use its commercially reasonable efforts to (i) prepare and file an initial registration statement under the Securities Act to permit the public resale of Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”) and (ii) cause such initial Registration Statement to become effective no later than 60 days prior to the twelfth anniversary from the date hereof (the “Target Effective Date”). The Company will use its commercially reasonable efforts to cause such initial Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act, with respect to any Holder, until the earliest to occur of the following: (A) the date on which all Registrable Securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement, (B) the date on which there are no longer any Registrable Securities outstanding and (C) the later of (1) the fourth anniversary of the date on which all Preferred Stock has been converted into shares of Common Stock and (2) if and only if the Holder is an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company, the earlier of (x) the date on which such Holder is no longer an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company and (y) the twenty-fourth anniversary of the date hereof (in each case of clause (A), (B) and (C), the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided that, if the Company is then eligible, it shall file such Registration Statement on Form S-3. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of a Registration Statement.

(b) Failure to Become Effective.  If a Registration Statement required by Section 2.01(a) does not become or is not declared effective by the Target Effective Date, then each Holder shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Registration Statement), as liquidated damages and not as a penalty, (i) for each non-overlapping 30-day period for the first 60 days following the Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, which shall accrue daily, and (ii) for each non-overlapping 30-day period beginning on the 61st day following the Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), which shall accrue daily, up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30 day period (the

4

“Liquidated Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within 10 Business Days after the end of each such 30 day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than 30 days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

(c) Waiver of Liquidated Damages.  If the Company is unable to cause a Registration Statement to become effective on or before the Target Effective Date, then the Company may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of at least a majority of the outstanding Registrable Securities that have been included on such Registration Statement, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

(d) Delay Rights.  Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of sixty (60) days in any 180-day period or ninety (90) days in any 365-day period.  Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.02 Piggyback Registration.

(a) Participation.  If at any time the Company proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.01(a)) on its own behalf relating to the sale of Common Stock or on behalf of any other Persons who have or have been granted registration rights (the “Other Holders”) or (ii) a prospectus supplement relating to the sale of Common Stock by the Company or any Other Holders to an effective “automatic” registration statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Stock by the Company or Other Holders in an Underwritten Offering (including an Underwritten Offering undertaken pursuant to

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Section 2.03), then the Company shall give not less than four Business Days’ notice (or two Business Days in connection with any overnight or bought Underwritten Offering) (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder (together with its Affiliates) owning more than $75 million of Common Stock (determined by multiplying the number of Registrable Securities owned by the Purchased Preferred Stock Price) or, in the case of any of Stonepeak and its Affiliates, owning any Registrable Securities, and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Company shall not be required to offer such opportunity (A) to any such Holders other than any of Stonepeak and its Affiliates if the Holders, together with their Affiliates, do not offer a minimum of $50 million of Registrable Securities in the aggregate (determined by multiplying the number of Registrable Securities owned by the Purchased Preferred Stock Price ), or (B) to such Holders if and to the extent that the Company has been advised by the Managing Underwriter, acting in good faith, that the inclusion of Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing or distribution of the Common Stock in such Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 4.01.  If practical in the context of the contemplated offering, the Company shall use reasonable efforts to increase the length of the Piggyback Notice to provide more time for the applicable Holders to make an election to participate; provided, however, that any decision to increase the length of the Piggyback Notice for longer than two Business Days shall be in the sole discretion of the Company.  Each such Holder will have four Business Days (or two Business Days in connection with any overnight or bought Underwritten Offering), or such longer period as may be specified by the Company, in its sole discretion, in the Piggyback Notice, after such Piggyback Notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering.  If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering.  If, at any time after giving written notice of its intention to undertake such an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.  Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering.  Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing.  Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any

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notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings pursuant to this Section 2.02(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.

(b) Priority of Piggyback Registration.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering, acting in good faith, advise the Company that the total amount of Registrable Securities that the Selling Holders and any Other Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated pro rata among the Selling Holders and the Other Holders who have requested such Underwritten Offering or participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering by (B) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).

Section 2.03 Underwritten Offering.

(a) S-3 Registration.  In the event that any Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $100 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02), the Company shall, at the request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters selected by the Company, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement, more than two Underwritten Offerings requested by Stonepeak and its Affiliates and more than one Underwritten Offering requested by each of [_________]3; provided, further, that if the Company is conducting or actively pursuing a securities offering with anticipated offering proceeds of at least $100 million (other than in connection with any at-the-market offering or similar continuous offering program), then the Company may suspend such Selling Holder’s right to require the Company to conduct an Underwritten Offering on such Selling Holder’s behalf pursuant to this Section 2.03; provided, however, that the Company may only suspend such Selling Holder’s right to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six month period.

(b) General Procedures.  In connection with any Underwritten Offering contemplated by Section 2.03(a), the underwriting agreement into which each Selling Holder and the Company

[3]	To include any purchaser of $250 million or more of the Preferred Stock on the issue date.

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shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective.  No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.04 Further Obligations.  In connection with its obligations under this Article II, the Company will:

(a) promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, the Company shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration

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statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish, or use its reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Company addressed to the underwriters, dated the date of the closing under the applicable underwriting agreement and (ii) a

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“comfort” letter addressed to the underwriters, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(j) make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k) use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(l) use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including making appropriate officers of the Company available to participate in customary marketing activities); provided, however, that the officers of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any Underwritten Offering;

(o) if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus

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supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p) if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

(q) if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then the Company will reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  In addition, at any Holder’s request, the Company will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort” letter, dated such date, from the Company’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Public Offerings of securities by the Company, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in Underwritten Public Offerings of securities by the Company, including standard “10b-5” negative assurance for such offerings, addressed to such Holder, and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Holder, as has been customarily given by such officers in Underwritten Public Offerings of securities by the Company. The Company will also use its reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 2.04, the Company will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (q) of this Section 2.04 with respect to the Company at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus

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contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05 Cooperation by Holders.  The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) if such Holder has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities.  Each Holder of Registrable Securities participating in an Underwriting Offering included in a Registration Statement agrees to enter into a customary letter agreement with underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the forty-five (45) calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.07 Expenses.

(a) Certain Definitions.  “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses of the Company incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any “cold comfort” letters required by or incident to such performance and compliance.  “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b) Expenses.  The Company will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration,

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Piggyback Registration or Underwritten Offering.  Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.  In addition, except as otherwise provided in Section 2.08, the Company shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08 Indemnification.

(a) By the Company.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, the Company’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided,

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however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c) except to the extent that the indemnifying party is materially prejudiced by such failure.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d) Contribution.  If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material

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fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification.  The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09 Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities or securities convertible into Registrable Securities except that no rights provided for in Section 2.03(a) may be transferred or assigned by any Holder to any Person acquiring less than $50 million in Registrable Securities (determined by multiplying the number of Registrable Securities transferred or assigned by the Purchased Preferred Stock Price); provided, however, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and

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address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.11 Limitation on Subsequent Registration Rights.  From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities and securities convertible or exercisable into Registrable Securities, voting as a single class on an as-converted basis, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis, other than pari passu with, or expressly subordinate to the piggyback rights of the Holders of Registrable Securities hereunder.

Article III

STOCKHOLDER VOTE

If the Company is unable to obtain stockholder approval pursuant to Section [6(j)] of the Certificate of Designations by the seventh anniversary of the Issue Date, the Company shall pay to the holders of the outstanding shares of the Preferred Stock of the Company (on a pro rata basis across all such holders based on their respective ownership of the outstanding Preferred Stock of the Company) an amount equal to $50,000 per day, payable no later than 5 Business Days after the end of each month after such seventh anniversary until such approval is obtained.

Article IV

MISCELLANEOUS

Section 4.01 Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Company to the Purchasers) email to the following addresses:

(a) If to the Purchasers, to the addresses set forth on Schedule A, with a copy to (which shall not constitute notice):

Sidley Austin LLP

1000 Louisiana Street

Suite 6000

Houston, TX 77002

Attention: Cliff Vrielink and Timothy Langenkamp

(b) If to the Company:

Targa Resources Corp.

1000 Louisiana Street,

Suite 4300

Houston, Texas 77002

Attention: General Counsel

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Email: PaulChung@targaresources.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street

Suite 2500

Houston TX 77002-6760

Attention: Christopher S.  Collins

Facsimile: (713) 615-5883

Email: ccollins@velaw.com

or to such other address as the Company or the Purchasers may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchasers or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10.  All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 4.02 Binding Effect.  This Agreement shall be binding upon the Company, each of the Purchasers and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 4.03 Assignment of Rights.  Except as provided in Section 2.10, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 4.04 Recapitalization, Exchanges, Etc. Affecting Units.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 4.05 Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 4.06 Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will

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have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 4.07 Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 4.08 Governing Law, Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 4.09 Waiver of Jury Trial.  THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 4.10 Entire Agreement.  This Agreement, the Purchase Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and

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understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the rights granted by the Company or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 4.11 Amendment.  This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the outstanding Registrable Securities or securities convertible into Registrable Securities, as applicable; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 4.12 No Presumption.  This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 4.13 Obligations Limited to Parties to Agreement.  Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchasers, the Selling Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, Company or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser or a Selling Holder hereunder.

Section 4.14 Interpretation.  Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments,

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documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TARGA RESOURCES CORP.

By:
Name:

]

By:
Name:
Title:

Schedule A

Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
[ ]	717 Fifth Avenue, 25th Floor New York, NY 10022 [Attn: Adrienne Saunders Email: saunders@stonepeakpartners.com] and [Attn: Jack Howell Email: howell@stonepeakpartners.com]

Schedule A-1

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT FOR THE WARRANT SHARES

[See attached.]

Schedule A-1

Form

REGISTRATION RIGHTS AGREEMENT

among

TARGA RESOURCES CORP.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

Schedule A — Purchaser Name; Notice and Contact Information

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of March [_], 2016 (this “Agreement”) is entered into by and among TARGA RESOURCES CORP., a Delaware corporation (including such Person’s successors by merger, acquisition, reorganization or otherwise, the “Company”), and each of the Persons set forth on Schedule A hereto (the “Purchasers”).

WHEREAS, this Agreement is made in connection with the issuance of the Warrant pursuant to the Warrant Agreement, dated as of March [   ], 2016, by and among the Company and the Purchasers (the “Warrant Agreement”); and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Warrant Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.01 Definitions.  As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act; provided, however, that an Additional Investor Vehicle (as defined in the Purchase Agreement, dated as of February 17, 2016, by and among the Company and the purchasers thereunder) shall not be an Affiliate of Stonepeak.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations of the Series A Preferred Stock of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified in Section 2.01(a).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(q).

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“Issue Date” means the original date of issuance of the Preferred Stock, which shall be the date that the Certificate of Designations is filed with the Secretary of State of the State of Delaware.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(b).

“Liquidated Damages Multiplier” means the product of (i) the Purchased Preferred Stock Price and (ii) the number of Registrable Securities then held by the applicable Holder and included on the applicable Registration Statement.

“Losses” has the meaning specified in Section 2.08(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“NYSE” means the New York Stock Exchange.

“Other Holder” has the meaning specified in Section 2.02(a)

“Person” means any individual, corporation, company, voluntary association, company, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Piggyback Notice” has the meaning specified in Section 2.02(a).

“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).

“Piggyback Registration” has the meaning specified in Section 2.02(a).

“Preferred Stock” means the Series A Preferred Stock of the Company.

“Purchased Preferred Stock Price” means $1,000.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

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“Registrable Securities” means the Warrant Shares, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Registration Expenses” has the meaning specified in Section 2.07(a).

“Registration Statement” has the meaning specified in Section 2.01(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Stonepeak” means Stonepeak Target Holdings, LP.

“Target Effective Date” has the meaning specified therefor in Section 2.01(a).

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Warrant” means each Warrant, granted pursuant to the Warrant Agreement including Warrants entered into at the initial closing under the Warrant Agreement and additional Warrants granted after the initial closing in connection with the addition of accumulated dividends to the liquidation preference of the Company’s Series A Preferred Stock in accordance with Section 3(b) of the Series A Preferred Stock Certificate of Designations.

“Warrant Agreement” has the meaning specified in the Preamble of this Agreement.

“Warrant Shares” means the Common Stock issuable on exercise of the Warrants.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.02 Registrable Securities.  Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following:  (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any similar

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provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or one of its direct or indirect subsidiaries and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10.  In addition, a Holder will cease to have rights to require registration of any Registrable Securities held by that Holder under this Agreement on the later of (i) the fourth anniversary of the date on which all Warrants have been converted into shares of Common Stock and (ii) the earlier of (x) the date on which Stonepeak is no longer an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company and (y) the twelfth anniversary of the date hereof.

Article II

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) Shelf Registration.  The Company shall use its commercially reasonable efforts to (i) prepare and file an initial registration statement under the Securities Act to permit the public resale of Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”) and (ii) cause such initial Registration Statement to become effective no later than 120 days from the date of this Agreement (the “Target Effective Date”). The Company will use its commercially reasonable efforts to cause such initial Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act, with respect to any Holder, until the earliest to occur of the following: (A) the date on which all Registrable Securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement, (B) the date on which there are no longer any Registrable Securities outstanding and (C) the later of (1) the fourth anniversary of the date on which all Warrants have been converted into shares of Common Stock and (2) if and only if the Holder is an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company, the earlier of (x) the date on which such Holder is no longer an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company and (y) the twelfth anniversary of the date hereof (in each case of clause (A), (B) and (C), the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided that, if the Company is then eligible, it shall file such Registration Statement on Form S-3. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of a Registration Statement.

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(b) Failure to Become Effective.  If a Registration Statement required by Section 2.01(a) does not become or is not declared effective by the Target Effective Date, then each Holder shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Registration Statement), as liquidated damages and not as a penalty, (i) for each non-overlapping 30-day period for the first 60 days following the Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, which shall accrue daily, and (ii) for each non-overlapping 30-day period beginning on the 61st day following the Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), which shall accrue daily, up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30 day period (the “Liquidated Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within 10 Business Days after the end of each such 30 day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than 30 days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

(c) Waiver of Liquidated Damages.  If the Company is unable to cause a Registration Statement to become effective on or before the Target Effective Date, then the Company may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of at least a majority of the outstanding Registrable Securities that have been included on such Registration Statement, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

(d) Delay Rights.  Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of sixty (60) days in any 180-day period or ninety (90) days in any 365-day period.  Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

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Section 2.02 Piggyback Registration.

(a) Participation.  If at any time the Company proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.01(a)) on its own behalf relating to the sale of Common Stock or on behalf of any other Persons who have or have been granted registration rights (the “Other Holders”) or (ii) a prospectus supplement relating to the sale of Common Stock by the Company or any Other Holders to an effective “automatic” registration statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Stock by the Company or Other Holders in an Underwritten Offering (including an Underwritten Offering undertaken pursuant to Section 2.03), then the Company shall give not less than four Business Days’ notice (or two Business Days in connection with any overnight or bought Underwritten Offering) (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder (together with its Affiliates) owning more than $75 million of Common Stock (determined by multiplying the number of Registrable Securities owned by the Purchased Preferred Stock Price) or, in the case of any of Stonepeak and its Affiliates, owning any Registrable Securities, and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Company shall not be required to offer such opportunity (A) to any such Holders other than any of Stonepeak and its Affiliates if the Holders, together with their Affiliates, do not offer a minimum of $50 million of Registrable Securities in the aggregate (determined by multiplying the number of Registrable Securities owned by the Purchased Preferred Stock Price ), or (B) to such Holders if and to the extent that the Company has been advised by the Managing Underwriter, acting in good faith, that the inclusion of Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing or distribution of the Common Stock in such Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.01.  If practical in the context of the contemplated offering, the Company shall use reasonable efforts to increase the length of the Piggyback Notice to provide more time for the applicable Holders to make an election to participate; provided, however, that any decision to increase the length of the Piggyback Notice for longer than two Business Days shall be in the sole discretion of the Company.  Each such Holder will have four Business Days (or two Business Days in connection with any overnight or bought Underwritten Offering), or such longer period as may be specified by the Company, in its sole discretion, in the Piggyback Notice, after such Piggyback Notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering.  If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering.  If, at any time after giving written notice of its intention to undertake such an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such

7

Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.  Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering.  Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing.  Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings pursuant to this Section 2.02(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.

(b) Priority of Piggyback Registration.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering, acting in good faith, advise the Company that the total amount of Registrable Securities that the Selling Holders and any Other Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated pro rata among the Selling Holders and the Other Holders who have requested such Underwritten Offering or participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering by (B) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).

Section 2.03 Underwritten Offering.

(a) S-3 Registration.  In the event that any Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $100 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02), the Company shall, at the request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters selected by the Company, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement, more than two Underwritten Offerings requested by Stonepeak and its Affiliates and more than

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one Underwritten Offering requested by each of [                           ]4; provided, further, that if the Company is conducting or actively pursuing a securities offering with anticipated offering proceeds of at least $100 million (other than in connection with any at-the-market offering or similar continuous offering program), then the Company may suspend such Selling Holder’s right to require the Company to conduct an Underwritten Offering on such Selling Holder’s behalf pursuant to this Section 2.03; provided, however, that the Company may only suspend such Selling Holder’s right to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six month period.

(b) General Procedures.  In connection with any Underwritten Offering contemplated by Section 2.03(a), the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective.  No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.04 Further Obligations.  In connection with its obligations under this Article II, the Company will:

(a) promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, the Company shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and

[4]	To include any purchaser of $250 million or more of the Preferred Stock on the issue date.

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regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish, or use its reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Company addressed to the underwriters, dated the date of the closing under the applicable underwriting agreement and (ii) a “comfort” letter addressed to the underwriters, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(j) make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k) use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(l) use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the

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disposition of Registrable Securities (including making appropriate officers of the Company available to participate in customary marketing activities); provided, however, that the officers of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any Underwritten Offering;

(o) if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p) if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

(q) if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then the Company will reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  In addition, at any Holder’s request, the Company will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort” letter, dated such date, from the Company’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Public Offerings of securities by the Company, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in Underwritten Public Offerings of securities by the Company, including standard “10b-5” negative assurance for such offerings, addressed to such Holder, and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Holder, as has been customarily given by such officers in Underwritten Public Offerings of securities by the Company. The Company will also use its reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 2.04, the Company will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder

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as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (q) of this Section 2.04 with respect to the Company at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05 Cooperation by Holders.  The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) if such Holder has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities.  Each Holder of Registrable Securities participating in an Underwriting Offering included in a Registration Statement agrees to enter into a customary letter agreement with underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the forty-five (45) calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.07 Expenses.

(a) Certain Definitions.  “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses of the Company incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and NYSE

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fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any “cold comfort” letters required by or incident to such performance and compliance.  “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b) Expenses.  The Company will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration or Underwritten Offering.  Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.  In addition, except as otherwise provided in Section 2.08, the Company shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08 Indemnification.

(a) By the Company.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any

14

investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, the Company’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c) except to the extent that the indemnifying party is materially prejudiced by such failure.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

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(d) Contribution.  If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification.  The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09 Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such

16

Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities or securities convertible into Registrable Securities except that no rights provided for in Section 2.03(a) may be transferred or assigned by any Holder to any Person acquiring less than $50 million in Registrable Securities (determined by multiplying the number of Registrable Securities transferred or assigned by the Purchased Preferred Stock Price); provided, however, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.11 Limitation on Subsequent Registration Rights.  From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities and securities convertible or exercisable into Registrable Securities, voting as a single class on an as-converted basis, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis, other than pari passu with, or expressly subordinate to the piggyback rights of the Holders of Registrable Securities hereunder.

Article III

MISCELLANEOUS

Section 3.01 Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Company to the Purchasers) email to the following addresses:

(c) If to the Purchasers, to the addresses set forth on Schedule A, with a copy to (which shall not constitute notice):

Sidley Austin LLP

1000 Louisiana Street

Suite 6000

Houston, TX 77002

Attention: Cliff Vrielink and Timothy Langenkamp

(d) If to the Company:

Targa Resources Corp.

1000 Louisiana Street,

17

Suite 4300

Houston, Texas 77002

Attention: General Counsel

Email: PaulChung@targaresources.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street

Suite 2500

Houston TX 77002-6760

Attention: Christopher S.  Collins

Facsimile: (713) 615-5883

Email: ccollins@velaw.com

or to such other address as the Company or the Purchasers may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchasers or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10.  All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02 Binding Effect.  This Agreement shall be binding upon the Company, each of the Purchasers and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.03 Assignment of Rights.  Except as provided in Section 2.10, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting Units.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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Section 3.06 Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.08 Governing Law, Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.09 Waiver of Jury Trial.  THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 3.10 Entire Agreement.  This Agreement, the Warrant Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Warrant Agreement with respect to the rights granted by the Company or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the Warrant Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11 Amendment.  This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the outstanding Registrable Securities or securities convertible into Registrable Securities, as applicable; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.12 No Presumption.  This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.13 Obligations Limited to Parties to Agreement.  Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchasers, the Selling Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, Company or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser or a Selling Holder hereunder.

Section 3.14 Interpretation.  Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless

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otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TARGA RESOURCES CORP.

By:
Name:

]

By:
Name:
Title:

Schedule A

Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
[_______________]	717 Fifth Avenue, 25th Floor New York, NY 10022 [Attn: Adrienne Saunders Email: saunders@stonepeakpartners.com] and [Attn: Jack Howell Email: howell@stonepeakpartners.com]

Schedule A-1

EXHIBIT D

FORM OF WARRANT AGREEMENT

[See attached.]

Exhibit D-1

Form

TARGA RESOURCES CORP.

(as Issuer)

and

Computershare Inc. and Computershare Trust Company, N.A.

(as Warrant Agent)

Warrant Agreement

Dated as of March [__], 2016

Warrants Exercisable for

Shares of Common Stock or Cash

TABLE OF CONTENTS

		Page

Article 1.
Definitions

Section 1.01	Definitions	1
Section 1.02	Rules of Construction	5

Article 2.
Appointment Of Warrant Agent

Section 2.01	Appointment Of Warrant Agent	6

Article 3.
The Warrants

Section 3.01	Form And Dating; Legends	6
Section 3.02	Execution and Countersignature	7
Section 3.03	Warrant Registrar and Countersignature Agent	7
Section 3.04	Replacement Warrants	7
Section 3.05	Outstanding Warrants	8
Section 3.06	Cancellation	8
Section 3.07	CUSIP Numbers	8
Section 3.08	Registration, Transfer And Exchange	9
Section 3.09	Restrictions On Transfer And Exchange	9

Article 4.
Separation Of Warrants; Terms Of Warrants; Exercise Of Warrants

Section 4.01	Terms Of Warrants; Exercise Of Warrants	10
Section 4.02	Conditional Exercise	13
Section 4.03	Opinion of Counsel	13
Section 4.04	Change of Control	13

Article 5.
Covenants Of The Company

Section 5.01	Maintenance Of Office Or Agency	14
Section 5.02	Payment Of Taxes	14
Section 5.03	Rule 144A(d)(4) Information	14
Section 5.04	Reservation Of Warrant Shares	15
Section 5.05	Tax Treatment of Net Share Settlement	15

Article 6.
Adjustment Of Exercise Price And Number Of Warrant Shares Issuable

Section 6.01	Adjustment to Number of Warrant Shares	15
Section 6.02	Fractional Interests	22
Section 6.03	Notices to Warrant Holders	22
Section 6.04	No Rights As Stockholders	23

i

EXHIBITS

Exhibit A	Form of Series A Warrant
Exhibit B	Form of Series B Warrant
Exhibit C	Restricted Legend
Exhibit D	Rule 144A Certificate
Exhibit E	Accredited Investor Certificate

ii

WARRANT AGREEMENT, dated as of March [__], 2016, between TARGA RESOURCES CORP., a Delaware corporation (as further defined below, the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”) and its subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”).

WHEREAS, the Company proposes to issue warrants (the “Warrants”), that upon exercise may be net share settled for shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”) or may be net cash settled for cash, to certain third party purchasers; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of the Warrants and other matters as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Article 1.

Definitions

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following respective meanings.

“act” has the meaning set forth in Section 8.01.

“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.

“Agent” means any Registrar or Countersignature Agent as the context so requires.

“Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Combination” means a merger, consolidation, statutory exchange or similar transaction that requires the approval of the Company’s stockholders.

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and
(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Certificate of Designations” shall mean the Certificate of Designations of Series A Preferred Stock of Targa Resources Corp, dated as of March [__], 2016.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended or modified.

“Closing Sale Price” of the Common Stock shall mean, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors to be the fair market value of a share of Common Stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company or any other Capital Stock of the Company into which such common stock shall be reclassified or changed.

“Company” shall mean Targa Resources Corp., a Delaware corporation or any successor to the Company.

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“Corporate Trust Office” means the office of the Warrant Agent designated for the purposes contemplated hereunder, which at the Issue Date is located at Computershare Trust Company, N.A., 250 Royall Street, Canton MA 02021.

“Countersignature Agent” refers to a Person engaged to countersign the Warrants in the stead of the Warrant Agent.

“Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Notice” has the meaning assigned to such term in Section 4.01(b).

“Exercise Price” means the applicable exercise prices for the Series A Warrants and Series B Warrants as set forth on Exhibit A and Exhibit B, subject to adjustment pursuant to Section 6.01.

“Exercise Shares” has the meaning assigned to such term in Section 4.01(c).

“Expiration Time” has the meaning assigned to such term in Section 4.01(a).

“Funds” has the meaning assigned to such term in Section 8.13.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Holder” or “Warrantholder” means the registered holder of any Warrant.

“Industry Competitor” means any Person that is (or one or more of whose Affiliates are) actively engaged as one of its principal businesses in gathering, storing, fractionating, transporting, compressing, treating, processing, terminaling or selling crude oil, natural gas liquids, natural gas or refined petroleum products; provided, however, that a private equity or similar fund shall not be deemed to be an “Industry Competitor” solely due to the activities of its portfolio companies.

“Issue Date” means the date of this Agreement.

“Market Value” means the Average VWAP during a 10 consecutive Trading Day period ending on the Trading Day immediately prior to the date of determination.

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“National Securities Exchange” shall mean an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Cash Settlement” has the meaning assigned to such term in Section 4.01(b).

“Net Cash Settlement Election” has the meaning assigned to such term in Section 4.01(b).

“Net Share Settlement” has the meaning assigned to such term in Section 4.01(b).

“Net Share Settlement Election” has the meaning assigned to such term in Section 4.01(b).

“Officer” shall mean the Chief Executive Officer, the President, the President–Finance Administration, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, and delivered to the Warrant Agent, that meets the requirements set forth herein.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Warrant Agent that meets the requirements set forth herein.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Shares” shall mean the preferred shares of the Company, par value $0.001 per share, issued pursuant to the Purchase Agreement and designated as Series A Preferred Stock and as described in the Certificate of Designations as Preferred Stock.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Warrants are outstanding.  The “Effective Date” of a Pro Rata Repurchase shall mean the date of purchase with respect to any Pro Rata Purchase.

“Purchase Agreement” shall mean the Series A Preferred Stock Purchase Agreement, dated February 18, 2016, entered into by and among the Company and the purchasers party thereto.

“Register” means the register established by the Warrant Agent pursuant to Section 3.08.

4

“Registrar” means a Person engaged to maintain the Register.

“Restricted Legend” means the legend set forth in Exhibit C.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” has the meaning assigned to such term in Section 5.04(b).

“Trigger Event” has the meaning assigned to such term in Section 6.01(a)(ix).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “TRGP <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Warrant Agent” means the party named as such in the first paragraph of this Agreement or any successor warrant agent under this Agreement pursuant to Article 7.

“Warrant Exercise” has the meaning assigned to such term in Section 4.01(b).

“Warrant Shares” has the meaning assigned to such term in the Recitals.

“Warrants” has the meaning assigned to such term in the Recitals and includes Warrants issued on the Issue Date and additional Warrants, if any, which are issued to the holders of the Company’s Series A Preferred Stock pursuant to Section 3(b) of the Certificate of Designations.

Section 1.02 Rules of Construction.  Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

5

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(f) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;”

(g) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and

(h) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

Article 2.

Appointment Of Warrant Agent

Section 2.01 Appointment Of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the instructions set forth hereinafter in this Agreement and the Warrant Agent hereby accepts such appointment and shall perform the same in accordance with the express terms and conditions set forth in this Agreement.

Article 3.

The Warrants

Section 3.01 Form And Dating; Legends. (a) The Warrants will be categorized as Series A Warrants and Series B Warrants, respectively, and will be substantially in the respective forms attached as Exhibit A and Exhibit B.  The terms and provisions contained in the form of the Warrants attached as Exhibit A and Exhibit B constitute, and are hereby expressly made, a part of this Agreement.  The Warrants may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Warrant will be dated the date of its countersignature.

(a) Except as otherwise provided in Section 3.01(c) or Section 3.09, each Warrant will bear the Restricted Legend.

(b) (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant are

6

effected in compliance with the Securities Act, or (ii) after a Warrant is sold pursuant to an effective registration statement under the Securities Act, then, in each case, the Company may instruct the Warrant Agent in writing to cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Warrant Agent will comply with such instruction.

(c) By its acceptance of any Warrant bearing the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant only in accordance with this Agreement and such legend.

Section 3.02 Execution and Countersignature. (a) An Officer shall execute the Warrants for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Warrant no longer holds that office at the time the Warrant is countersigned, the Warrant will still be valid.

(a) A Warrant will not be valid until the Warrant Agent countersigns the Warrant, by manual or facsimile signature, and the signature shall be conclusive evidence that the Warrant has been countersigned under this Agreement.  At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrants executed by the Company to the Warrant Agent for countersignature.  The Warrant Agent will countersign and deliver Warrants for original issue after receipt by the Warrant Agent of an Officers’ Certificate specifying (i) the number of Warrants to be countersigned and the date on which the Warrants are to be countersigned and (ii) other information the Company may determine to include or the Warrant Agent may reasonably request.

Section 3.03 Warrant Registrar and Countersignature Agent.  The Company may appoint one or more Registrars, and the Warrant Agent may appoint a Countersignature Agent, in which case each reference in this Agreement to the Warrant Agent in respect of the obligations of the Warrant Agent to be performed by that Agent will be deemed to be references to the Agent.  The Company may act as Registrar.  In each case the Company and the Warrant Agent will enter into an appropriate agreement with the Agent implementing the provisions of this Agreement relating to the obligations of the Warrant Agent to be performed by the Agent and the related rights.  The Company initially appoints the Warrant Agent as Registrar.

Section 3.04 Replacement Warrants.  The Warrant Agent shall issue replacement Warrants in a form mutually agreed to by Warrant Agent and the Company for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Warrant Agent of an open penalty surety bond satisfactory to it and holding it and Company harmless, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser.  Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.  The Company may charge the Holder for the expenses of the Company and the Warrant Agent in replacing a Warrant.

7

Section 3.05 Outstanding Warrants.  (a) Warrants outstanding at any time are all Warrants that have been countersigned by the Warrant Agent except for:

(i) Warrants canceled by the Warrant Agent or Company or delivered to the Warrant Agent for cancellation;

(ii) Warrants exercised by the Holder thereof; and

(iii) any Warrant which has been replaced pursuant to Section 3.04 unless and until the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant is held by a bona fide purchaser, in which case the replacement Warrant issued pursuant to Section 3.04 shall be automatically canceled.

Section 3.06 Cancellation.  Notwithstanding any Warrants cancelled in accordance with Section 4.01, the Company must promptly deliver to the Warrant Agent for cancellation any Warrants previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Warrant Agent for cancellation any Warrants previously countersigned hereunder which the Company has not issued and sold.  Any Registrar will forward to the Warrant Agent any Warrants surrendered to it for transfer or exchange.  The Warrant Agent will cancel all Warrants surrendered for transfer, exchange or cancellation and dispose of them in accordance with its normal procedures.  Certification of the cancellation of all canceled Warrants shall be delivered to the Company upon written request.  The Company may not issue new Warrants to replace Warrants that have been exercised or delivered to the Warrant Agent for cancellation.

Section 3.07 CUSIP Numbers.  The Company in issuing the Warrants may use “CUSIP” numbers, and if the Company uses CUSIP numbers, the Warrant Agent will use such CUSIP numbers in notices as a convenience to Holders, with any such notice stating that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any Holder.  To the extent the Company uses CUSIP numbers, the Company will promptly notify the Warrant Agent in writing of any change in such CUSIP numbers.

8

Section 3.08 Registration, Transfer And Exchange.  (a) The Company shall cause the Registrar to maintain a register (the “Register”) for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants. Each Warrant will be registered in the name of the Holder thereof or its nominee.

(a) A Holder may transfer a Warrant to another Person or exchange a Warrant for another Warrant by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Agreement.  The Registrar will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Registrar for such purpose; provided that no transfer or exchange will be effective until it is registered in the Register.  Prior to the registration of any transfer, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.

From time to time the Company will execute and the Warrant Agent will countersign additional Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.  All Warrants issued upon transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Company entitled to the benefits of this Agreement.

No service charge will be imposed in connection with any transfer or exchange of any Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

A party requesting transfer of Warrants or other securities must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

(b) Subject to compliance with Section 3.09(b), if a Warrant is transferred or exchanged for another Warrant, the Warrant Agent will (i) cancel the Warrant being transferred or exchanged, (ii) deliver one or more new Warrants which (in the aggregate) reflect the amount equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (iii) if such transfer or exchange involves less than the entire amount of the canceled Warrant, deliver to the Holder thereof one or more Warrants which (in the aggregate) reflect the amount of the untransferred or unexchanged portion of the canceled Warrant, registered in the name of the Holder thereof.

Section 3.09 Restrictions On Transfer And Exchange.  (a) The transfer or exchange of any Warrant may only be made in accordance with this Section 3.09 and Section 3.08; provided, that no such transfer or exchange shall be made to an Industry Competitor. The Registrar shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.  The Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Rule 144A Certificate or Accredited Investor Certificate

9

and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.

(a) No certification is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein):

(i) after such Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Company and Registrar may require from any Person requesting a transfer or exchange in reliance upon this clause (i) any other reasonable certifications and evidence in order to support such certificate; or

(ii) sold pursuant to an effective registration statement.

Any Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.

(b) The Registrar will retain copies of all certificates and other documents received in connection with the transfer or exchange of a Warrant, and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Registrar.

(c) In the event that the Holders elect to exercise the Warrants and the Company chooses to make a Net Share Settlement, the sum of (i) the number of shares of Warrant Shares into which each Warrant is net settled pursuant to this Agreement and (ii) the number of shares of Common Stock into which the Preferred Shares are converted in accordance with the Purchase Agreement, shall not exceed the maximum number of shares of Common Stock which the Company may issue under the Certificate of Incorporation or the maximum number of shares of Common Stock which the Company may issue without stockholder approval under applicable law (including, for the avoidance of doubt, the stockholder approval rules of any National Securities Exchange on which the shares of Common Stock are listed).

Article 4.

Separation Of Warrants; Terms Of Warrants; Exercise Of Warrants

Section 4.01 Terms Of Warrants; Exercise Of Warrants.

(a) Subject to the terms of this Agreement, a Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part during the period commencing at the opening of business on [___________]5 and until 5:00 p.m., New York City time, on [_________]6 (the “Expiration Time”), and shall entitle the Holder thereof to receive from the Company either:  (i) Warrant Shares pursuant to the Company’s option to effect a Net Share Settlement pursuant to Section 4.01(c) or (ii) cash pursuant to the Company’s option to effect a Net Cash Settlement pursuant to Section 4.01(d); provided that Holders shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the

[5]	To be the six month anniversary of the Issue Date.
[6]	To be the seven year anniversary of the Issue Date.

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registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that any Warrant Shares be issued on exercise of the Warrants reside. No adjustments as to dividends will be made upon exercise of the Warrants.  Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time.

(b) In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Company (i) such Warrants and (ii) the form of election to exercise on the reverse thereof duly filled in and signed (the “Exercise Notice”).  Following its receipt of any Exercise Notice, the Company will promptly provide written notice to the Warrant Agent whether (A) the Company elects (a “Net Share Settlement Election”) to have the exercise of Warrants set forth in the Exercise Notice (the “Warrant Exercise”) net share settled pursuant to the procedures set forth in Section 4.01(c) (a “Net Share Settlement”) or (B) the Company elects (a “Net Cash Settlement Election”) to have the Warrant Exercise net cash settled pursuant to the procedures set forth in Section 4.01(d) (a “Net Cash Settlement”); provided, however, that if the Company is unable to successfully accomplish full Net Share Settlement for any reason (including the Company not having authorized or reserved sufficient shares of Common Stock therefor or pursuant to Section 3.09(d)), then the Company shall be required to elect Net Cash Settlement to the extent of such deficit.

(c) If the Company makes a Net Share Settlement Election pursuant to Section 4.01(b) with respect to a Warrant Exercise, then the Warrant Exercise shall be “net share settled” whereupon the Warrant will be converted into shares of Common Stock pursuant to a cashless exercise, after which the Company will issue to the Holder the Warrant Shares equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the difference by C as set forth in the following equation:

X = ((A - B)/A) × C

where:

X = the Warrant Shares issuable upon exercise pursuant to this paragraph (c).

A = the Market Value on the day immediately preceding the date on which the Holder delivers the applicable Exercise Notice.

B = the Exercise Price.

C = the number of shares of Common Stock as to which the Warrants are then being exercised (the “Exercise Shares”).

If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph (c).

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(d) If the Company makes a Net Cash Settlement Election pursuant to Section 4.01(b) with respect to a Warrant Exercise, then the Warrant Exercise will be “net cash settled” whereupon an amount of cash will be paid to the exercising Holder (in lieu of delivery of Warrant Shares) calculated as follows:

X = (A - B) × C

where:

X = amount of cash payable pursuant to a Net Cash Settlement.

A = the Market Value on the day immediately preceding the date on which the Holder delivers the applicable Election Notice.

B = the Exercise Price paid by the Holder in cash.

C = the Exercise Shares

If the foregoing calculation results in a negative number, then no cash shall be issued upon exercise pursuant to this paragraph (d).

(e) Upon compliance with the provisions set forth above, the Company shall deliver or cause to be delivered with all reasonable dispatch:  (i) in the case of a Net Share Settlement, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled, together with cash in lieu of fractional shares as provided in Section 6.02 hereof, or (ii) in the case of a Net Cash Settlement, the applicable payment by the Company pursuant to Section 4.01(d), which payment shall be in immediately available funds to the accounts designated in writing by the exercising Holder.  Such certificate or certificates or other securities or property shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares or other securities or property, as of the date of the surrender of such Warrants, notwithstanding that the stock transfer books of the Company shall then be closed or the certificates or other securities or property have not been delivered. If applicable, the Company shall provide to Computershare an initial funding of one thousand dollars ($1000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, Computershare may request additional funding to cover fractional payments. Computershare shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

(f) If less than all the Warrants represented by a Warrant certificate are exercised, such Warrant certificate shall be surrendered and a new Warrant certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant certificate to the Person or Persons entitled to receive the same.

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(g) All Warrant certificates surrendered upon exercise of Warrants shall be canceled by the Company.  Such canceled Warrant certificates shall then be canceled and disposed of by the Company in accordance with its standard procedures.  The Company shall promptly notify the Warrant Agent in writing of any exercise of Warrants, and to the extent that less than all the Warrants represented by a Warrant certificate are exercised, the Company shall notify the Warrant Agent in writing of such exercise of Warrants concurrently with the delivery of the executed Warrant certificate as provided in Section 4.01(f).

(h) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.  The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

(i) Certificates, if any, representing Warrant Shares shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Stock, and with such changes thereto as the Company may deem appropriate) if (i) the Warrants for which they were issued carried a Restricted Legend or (ii) the Warrant Shares are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.01(c) apply to such Shares, and any transfers thereof shall comply with the Restricted Legend.

(j) Notwithstanding anything to the contrary herein, unless otherwise agreed by the Company, the Warrant Shares shall be in uncertificated, book entry form as permitted by the bylaws of the Company and the Delaware General Corporation Law.

(k) If a Holder elects to partially exercise a Warrant, the number of Warrant Shares deliverable upon such partial exercise pursuant to a Net Share Settlement must be not less than 20,000 Warrant Shares.

Section 4.02 Conditional Exercise.  Notwithstanding any other provision hereof, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

Section 4.03 Opinion of Counsel.  The Company shall provide an Opinion of Counsel prior to the issuance of Warrants in connection with establishing a reserve of Warrants and related Common Stock.  The opinion shall state that all Warrants have been validly issued and that the Common Stock issuable upon exercise of the Warrants and payment of the exercise price provided in the Warrants will, upon such issuance, be validly issued, fully paid and non-assessable.

Section 4.04 Change of Control.  In the event of a Change of Control (as defined in the Certificate of Designations) in which the Company is not the surviving entity, if requested in writing by any Holder, the Company shall use its reasonable efforts to deliver or to cause to be

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delivered to such Holder, in exchange for its outstanding Warrants, one or more warrants in the surviving entity that has substantially similar rights, preferences and privileges as the Warrants.

Article 5.

Covenants Of The Company

Section 5.01 Maintenance Of Office Or Agency.  The Company will maintain in the United States an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise.  The Company hereby initially designates the Corporate Trust Office of the Warrant Agent as such office of the Company.  The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Warrant Agent with the address thereof, such presentations and surrenders may be made or served to the Warrant Agent.

The Company may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency.

Section 5.02 Payment Of Taxes.  The Company will pay all documentary, stamp or similar issue or transfer taxes in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided that the exercising Holder shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon exercise.

Section 5.03 Rule 144A(d)(4) Information.  For so long as any of the Warrants or Warrant Shares remain outstanding and constitute “restricted securities” under Rule 144, the Company will make available upon request to any prospective purchaser of the Warrants or Warrant Shares or beneficial owner of Warrants or Warrants Shares in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act; provided that such information shall be deemed conclusively to be made available pursuant to this Section 5.03 if the Company has filed such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System and such information is publicly available on such system.

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Section 5.04 Reservation Of Warrant Shares.  (a) The Company will at all times reserve and keep available for issuance and delivery, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, such number of its authorized but unissued shares of Common Stock or other securities of the Company as will from time to time be sufficient to permit the exercise in full of all outstanding Warrants pursuant to Net Share Settlements, and shall use commercially reasonable efforts to increase the authorized number of shares of Common Stock or other securities if at any time there shall be insufficient unissued shares of Common Stock or other securities to permit such reservation.

(a) The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized securities as shall be required for such purpose.  The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any of the Company’s securities issuable upon the exercise of the Warrants.  The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Sections 4.01 and 6.02 hereof.  The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 6.01(d) hereof.

Section 5.05 Tax Treatment of Net Share Settlement.  The Company will use commercially reasonable efforts to cause any Net Share Settlement to qualify for nonrecognition of the applicable Holder’s gain or loss for Federal income tax purposes, including (as may be necessary or appropriate) adopting a “plan of reorganization” in order for such Net Share Settlement to be treated as occurring pursuant to a “reorganization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Article 6.

Adjustment Of Exercise Price And Number Of Warrant Shares Issuable

Section 6.01 Adjustment to Number of Warrant Shares.  The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant pursuant to a Net Share Settlement are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.01.

In the event that, at any time as a result of the provisions of this Section 6.01, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant pursuant to a Net Share Settlement shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

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(a) Adjustments for Change in Capital Stock.

(i) If the Company pays a dividend (or other distribution) in shares of Common Stock to all holders of the Common Stock, then the Exercise Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1

OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and
OS1	=

the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the record date for such dividend or distribution shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(ii) If the Company issues to all holders of shares of the Common Stock rights, options or warrants entitling them, for a period of not more than 60 days from the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Exercise Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X

OS0 + Y

where

OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the Ex-Date for such issuance.

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In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to the date of the agreement on pricing of such rights, options or warrants (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of additional shares of Common Stock issuable in connection with such rights, options or warrants and (ii) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock that the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issuable in connection with such rights, options or warrants would purchase at the Market Value on the last trading day preceding the date of the agreement on pricing such rights, options or warrants.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exercise Price and the number of Warrant Shares shall be readjusted to the Exercise Price and the number of Warrant Shares that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Exercise Price and the number of Warrant Shares shall not be adjusted until such triggering events occur.  In determining the aggregate offering price payable for such shares of Common Stock, the conversion agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iii) If the Company subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Exercise Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

OS1

OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and
OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification.

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the effective date of such subdivision, combination or

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reclassification. shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(iv) If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of Capital Stock (other than Common Stock) or other assets (including securities, but excluding any dividend or distribution referred to in clause (i) above; any rights or warrants referred to in clause (ii) above; and any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Exercise Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0

SP0 – FMV

where

SP0	=	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and
FMV	=	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In a spin-off, where the Company makes a distribution to all holders of shares of Common Stock consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit the Exercise Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Exercise Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

MP0 + MPS

MP0

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where

MP0	=

the average of the Closing Sale Price of the Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

MPS	=

the average of the closing sale price of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In the event that such distribution described in this clause (iv) is not so made, the Exercise Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Exercise Price that would then be in effect if such dividend distribution had not been declared.

(v) In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Value per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.  In such event, the number of Warrant Shares be adjusted to the number obtained by dividing (A) the product of (I) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (II) the Exercise Price in effect

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immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.

(vi) In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 6.01(a)(iii)), the Holder’s right to receive Warrant Shares upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of each Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise each Warrant in exchange for any shares of stock or other securities or property pursuant to this Section 6.01(a)(vi).  In determining the kind and amount of stock, securities or the property receivable upon exercise of each Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election (including being subject to similar proration constraints) upon exercise of each Warrant with respect to the number of shares of stock or other securities or property that the Holder will receive upon exercise of a Warrant.

(vii) Notwithstanding anything herein to the contrary, no adjustment under this Section 6.01 need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least 2.0% of the Exercise Price then in effect.  Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 2.0% of such Exercise Price.

(viii) The Company reserves the right to make such reductions in the Exercise Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Exercise Price, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Exercise Price.

(ix) Notwithstanding any other provisions of this Section 6.01(a), rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also

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issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.01(a) (and no adjustment to the Exercise Price under this Section 6.01(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price shall be made under Section 6.01(a)(ii).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price under this Section 6.01(a) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Exercise Price shall be readjusted as if such expired or terminated rights and warrants had not been issued.  To the extent that the Company has a rights plan or agreement in effect upon exercise of the Warrants, which rights plan provides for rights or warrants of the type described in this clause, then upon exercise of the Warrants pursuant to a Net Share Settlement, the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Exercise Price with respect thereto have been made in accordance with the foregoing.  In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan or agreement to provide that upon exercise of the Warrants pursuant to a Net Share Settlement, the Holders will receive, in addition to the Common Stock issuable upon such exercise, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable stockholder rights plan or agreement.

(b) Notwithstanding anything to the contrary in Section 6.01, no adjustment to the Exercise Price shall be made with respect to any distribution or other transaction if Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon exercise of the Warrants pursuant to a Net Share Settlement immediately prior to such event, without having to exercise their Warrants.

(c) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exercise Price then in effect shall be required by reason of the taking of such record.

(d) Notice of Adjustment.  Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 6.03 hereof.

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(e) Company Determination Final.  Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith.

(f) When Issuance or Payment May be Deferred.  In any case in which this Section 6.01 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise and pursuant to a Net Share Settlement over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 6.02 hereof or pursuant to a Net Cash Settlement; provided that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.

(g) Form of Warrants.  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

(h) No Adjustments Below Par Value.  Notwithstanding anything herein to the contrary, no adjustment will be made to the Exercise Price if, as a result of such adjustment, the Exercise Price per Warrant Share would be less than the par value of the Company’s Common Stock (or other Capital Stock for which any Warrant is exercisable); provided that, before taking any action which would but for the foregoing limitation in this sentence have caused an adjustment to reduce the Exercise Price below the then par value (if any) of its Common Stock (or other Capital Stock for which any Warrant is exercisable), the Company will take any corporate action which would, in the opinion of its counsel, be necessary in order that the Company may validly issue Warrant Shares at the Exercise Price as so adjusted.

Section 6.02 Fractional Interests.  The Company shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder and the Company makes a Net Share Settlement Election, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 6.02, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the current Closing Sale Price per Warrant Share, as determined on the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

Section 6.03 Notices to Warrant Holders.  (a) Upon any adjustment of the Exercise Price pursuant to Section 6.01 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of

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Warrant Shares (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price, upon exercise of a Warrant, which certificate shall be a rebuttable presumption of the correctness of the matters set forth therein, and (ii) cause to be given to each of the Holders written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.03.

(a) In case:

(i) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(ii) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than dividends or distributions referred to in Section 6.01(a) hereof);

(iii) of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock by the Company;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v) the Company proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 6.01 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 6.03 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

Section 6.04 No Rights As Stockholders.  Nothing contained in this Agreement or the Warrants shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever, including the right to receive dividends, as stockholders of the Company, or the right to share in the assets of

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the Company in the event of its liquidation, dissolution or winding up, except in respect of Common Stock received following exercise of Warrants.  In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Article 7.

Warrant Agent

Section 7.01 Warrant Agent.  The Warrant Agent undertakes the express duties and obligations imposed by this Agreement upon the following terms and conditions (and no duties or obligations shall be inferred), by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a) The statements and recitals contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility and shall not be liable for the correctness of any of the same except such as describe the Warrant Agent.  The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise expressly provided.

(b) The Warrant Agent has no duty to determine when an adjustment under Article 6 should be made, how it should be made or what it should be.  Nor shall the Warrant Agent have any obligation hereunder to determine whether an adjustment event has occurred.  The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants.  The Warrant Agent shall have no obligation under this Agreement to calculate, confirm, investigate or verify the accuracy of the correctness of, the number of Warrant Shares issuable in connection with any exercise hereunder.

(c) The Warrant Agent shall not be accountable with respect to (i) the validity, value, kind or amount of any Warrant Shares, securities or property which may be issued or delivered at any time upon the exercise of any Warrant or (ii) whether any such Warrant Shares or other securities will, when issued, be validly issued, fully paid and nonassessable; and in each case, makes no representation with respect thereto.

(d) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

(e) In the absence of bad faith on its part, the Warrant Agent may rely on, and will be held harmless and protected and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document from the Company with respect to any matter relating to its acting as Warrant Agent hereunder believed by it to be genuine and to have been signed or presented by the proper Person.  The Warrant Agent need not investigate any fact or matter stated in the document.  The Warrant Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

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(f) The Warrant Agent may consult with legal counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection to the Warrant Agent and the Warrant Agent will incur no liability for or in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith in reliance thereon.

(g) The Warrant Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent absent gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the appointment of such agent.

(h) No provision of this Agreement will require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(i) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof.  No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(j) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(k) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(l) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(m) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(n) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied).  The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

(o) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a

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member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(p) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant certificate or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of Warrant Agent.

(q) The provisions of this Section 7.01, Section 7.02 and Section 7.03 will survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation, replacement or removal of the Warrant Agent.

Section 7.02 Compensation; Indemnity; Limitation on Liability.  (a) The Company will pay the Warrant Agent compensation for all services rendered by it hereunder as agreed upon in writing for its services.  The Company will reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent in the exercise and performance of its duties hereunder, except any such expense, disbursement or advance attributable to its gross negligence or willful misconduct (each as determined by a final nonappealable judgment of a court of competent jurisdiction).  Such expenses shall include the reasonable compensation and expenses of the Warrant Agent’s agents and counsel.

(a) The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding, damage, judgment, fine, penalty, claim, demand, settlement or expense incurred (including without limitation, the reasonable fees and expenses of legal counsel) without gross negligence or willful misconduct on its part (each as determined by a final, nonappealable judgment of a court of competent jurisdiction) on the part of the Warrant Agent, for anything done or omitted to be done by the Warrant Agent in connection with the acceptance, administration of, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.  The reasonable costs and expenses incurred in enforcing this right of indemnification will be paid by the Company.  The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(b) Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all Services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed,

26

the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

(c) Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Warrant Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Warrant Agent will be fully protected and will incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Section 7.03 Individual Rights Of Warrant Agent.  The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.  An Agent may do the same with like rights.

Section 7.04 Replacement of Warrant Agent.  (a) The Warrant Agent

(i) may resign and be discharged from its duties under this Agreement at any time by not less than 30 days’ written notice to the Company (pursuant to Section 8.02),

(ii) may be removed at any time by the Company by 30 days’ written notice to the Warrant Agent,

(iii) may be removed at any time by the Holders of a majority of the outstanding Warrants by 30 days written notice to the Warrant Agent,

(iv) shall, if no longer eligible under Section 7.06, be subject to removal upon the request of any Holder to the Company; and

(v) may be removed by the Company if:  (A) the Warrant Agent is no longer eligible under Section 7.06; (B) the Warrant Agent is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Warrant Agent or its property; or (D) the Warrant Agent becomes incapable of acting.

In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination.

(b) If the Warrant Agent has been removed by the Holders, Holders of a majority of the Warrants may appoint a successor Warrant Agent with the consent of the Company.  Otherwise, if the Warrant Agent resigns or is removed, or if a vacancy exists in the office of Warrant Agent for any reason, the Company will promptly appoint a successor Warrant Agent.  If the successor

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Warrant Agent does not deliver its written acceptance within 30 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent, the Company or the Holders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.

(c) Upon delivery by the successor Warrant Agent of a written acceptance of its appointment to the retiring Warrant Agent and to the Company, (i) the retiring Warrant Agent will transfer all property held by it as Warrant Agent to the successor Warrant Agent, (ii) the resignation or removal of the retiring Warrant Agent will become effective, and (iii) the successor Warrant Agent will have all the rights, powers and duties of the Warrant Agent under this Agreement.  Upon request of any successor Warrant Agent, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Warrant Agent all such rights and powers.  The Company will give notice of any resignation and any removal of the Warrant Agent, and the transfer agent, as the case may be, and each appointment of a successor Warrant Agent to all Holders, and include in the notice the name of the successor Warrant Agent and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Warrant Agent pursuant to this Section, the Company’s obligations under Section 7.02 will continue for the benefit of the retiring Warrant Agent.

Section 7.05 Successor Warrant Agent By Merger.  (a) Subject to compliance with Section 7.06, if the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person or national banking association, the resulting, surviving or transferee Person or national banking association without any further act will be the successor Warrant Agent with the same effect as if the successor Warrant Agent had been named as the Warrant Agent in this Agreement.

(a) If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants have been countersigned but not delivered, the successor Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrants shall not have been countersigned, the successor Warrant Agent may countersign such Warrants, and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

Section 7.06 Eligibility.  This Agreement must always have a Warrant Agent that has a capital and surplus of at least $50,000,000 (individually or combined with Affiliates) as set forth in its most recent published annual report of condition.

Section 7.07 Holder Lists.  The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Warrant Agent is not the Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

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Article 8.

Miscellaneous

Section 8.01 Warrantholder Actions.  (a) Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent.

(a) Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of a Warrant certificate that evidences the same Warrant of the acting Holder, even if no notation thereof appears on the Warrant certificate.  Subject to paragraph (c), a Holder may revoke an act as to its Warrants, but only if the Warrant Agent receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(b) The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 8.02 Notices.  (a) Any notice or communication by the Company, on the one hand, or the Warrant Agent, on the other hand, to the other is duly given if in writing (i) when delivered in person, (ii) five days after mailing when mailed by first class mail, postage prepaid, (iii) by overnight delivery by a nationally recognized courier service, or (iv) when sent by facsimile transmission, with transmission confirmed.  In each case the notice or communication should be addressed as follows:

if to the Company:

Targa Resources Corp.

1000 Louisiana St., Suite 4300

Houston, Texas 77002

Attention: Chief Financial Officer

Facsimile: (713) 584-1000

if to the Warrant Agent:

Computershare Inc,

Computershare Trust Company, N.A.

480 Washington Blvd.

Jersey City, NJ 07310

Michael Battista

Relationship Manager

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

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(a) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail; provided, that if the Company has been made aware of a different address pursuant to the Certificate of Designation or an applicable Warrant, the Company shall provide such notice to such address instead.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Warrant Agent at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. The notice or communication should be addressed as follows:

if to Stonepeak:

Stonepeak Target Holdings, LP

717 5th Avenue, 25th Floor

New York, NY 10022

Attention: Adrienne Saunders

and

Attention: Jack Howell

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street

Suite 6000

Houston, TX 77002

Attention: Cliff Vrielink and Timothy Langenkamp

if to [______]:

[______________]

[______________]

[______________]

(b) Where this Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Warrant Agent, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 8.03 Supplements And Amendments.  (a) The Company and the Warrant Agent may amend or supplement this Agreement or the Warrants without notice to or the consent of any Holder

(i) to cure any ambiguity, omission, inconsistency or mistake in this Agreement or the Warrants in a manner that is not inconsistent with the provisions of this Agreement and that does not adversely affect the rights, preferences and privileges of the Warrants or any Holder;

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(ii) to evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent; or

(iii) to make any other change that does not adversely affect the rights of any Holder.

(b) Except as otherwise provided in paragraphs (a) or (c), this Agreement and the Warrants may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the outstanding Warrants.  Any amendment or modification of or supplement to this Agreement or the Warrants, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.  In addition, any term of a specific Warrant may be amended or waived with the written consent of the Company and the Holder of such Warrant.

(c) Notwithstanding the provisions of paragraph (b), without the consent of each Holder affected, an amendment or waiver may not:

(i) increase the Exercise Price;

(ii) reduce the term of the Warrants;

(iii) make a material and adverse change that does not equally affect all Warrants; or

(iv) decrease the number of shares of Common Stock, cash or other securities or property issuable upon exercise of the Warrants except, in each case, for adjustments expressly provided for in this Agreement.

(d) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver if their consent approves the substance thereof.

(e) Subject to Section 8.03(h), an amendment, supplement or waiver under this Section will become effective on receipt by the Warrant Agent of written consents from the Holders of the requisite percentage of the outstanding Warrants.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice describing the amendment, supplement or waiver in reasonable detail.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

(f) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.

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(g) If an amendment, supplement or waiver changes the terms of a Warrant, the Company or the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms.  The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Warrants in this fashion.

(h) The Warrant Agent is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this section is authorized or permitted by this Agreement.  If the Warrant Agent has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Warrant Agent.  The Warrant Agent may, but is not obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this Agreement.

Section 8.04 Governing Law.  This Agreement and the Warrants shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.05 No Adverse Interpretation of Other Agreements.  This Agreement may not be used to interpret another agreement of the Company, and no such agreement may be used to interpret this Agreement.

Section 8.06 Successors and Assigns.  All agreements of the Company in this Agreement and the Warrants will bind its successors.  All agreements of the Warrant Agent in this Agreement will bind its successors.  Subject to the transfer conditions referred to in any legend in effect as set forth herein, each Holder may freely assign its Warrants and its rights under this Agreement, in whole or in part, to any Person; provided, that no such assignment shall be made to an Industry Competitor.

Section 8.07 Duplicate Originals.  The parties may sign any number of copies of this Agreement.  Each signed copy shall be deemed an original, but all of them together represent the same agreement. A signature to this agreement executed/transmitted electronically will have the same authority, effect and enforceability as an original signature.

Section 8.08 Separability.  In case any provision in this Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

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Section 8.09 Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and in no way modify or restrict any of the terms and provisions of this Agreement.

Section 8.10 Benefits Of This Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

Section 8.11 Good Faith Determinations.  Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith.

Section 8.12 Obligations Limited to Parties to Agreement.  Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Warrant Agent, the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.

Section 8.13 Bank Accounts.  All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company.  Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.).  Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank,

33

financial institution or other third party.  Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits.  Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 8.14 Further Assurances.  The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 8.15 Confidentiality.  The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services agreed upon by the parties hereto shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 8.16 Force Majeure.  Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

TARGA RESOURCES CORP.

By:
Name:
Title:

Signature Page to Warrant Agreement

Computershare Inc., as Warrant Agent

By:
Name:
Title:

Computershare Trust Company, N.A., as Warrant Agent

By:
Name:
Title:

Signature Page to Warrant Agreement

Exhibit A

[Face of Series A Warrant]

[Insert appropriate legend]

No.	Warrants

[CUSIP No.                      ]7

[CUSIP No.                      ]8

Series A Warrant Certificate

This Series A Warrant Certificate certifies that                                          , or its registered assigns, is the registered holder of Series A Warrants (the “Warrants”), exercisable for, at the option of Targa Resources Corp., a Delaware corporation (the “Company”), either shares of Common Stock, par value $0.001 (the “Common Stock”), of the Company, or cash.  This Series A Warrant Certificate is exercisable for [____] shares of Common Stock (the “Exercise Shares”).  Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on September [__], 2016 until 5:00 p.m., New York City Time on March [__], 2023 (the “Expiration Time”), to receive from the Company either (i) an amount of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at an initial exercise price (the “Exercise Price”) of eighteen dollars and eighty eight cents ($18.88) (as such price may be adjusted as provided in the Warrant Agreement) pursuant to a Net Share Settlement, subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof or (ii) cash, pursuant to a Net Cash Settlement, subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof.  The Exercise Price and the number of Warrant Shares issuable and the cash payable upon a Net Cash Settlement upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Series A Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Series A Warrant Certificate to be signed below by its duly authorized officer.

Dated:  [             ]

[7]	144A CUSIP
[8]	Accredited Investor CUSIP

TARGA RESOURCES CORP.

By:
Name:
Title:

Countersigned on [         ]:

Computershare Inc.

as Warrant Agent

By:
Authorized Signatory

Computershare Trust Company, N.A.,

as Warrant Agent

By:
Authorized Signatory

TARGA RESOURCES CORP.

[Reverse of Series A Warrant]

1. Warrant Agreement

The Warrants evidenced by this Series A Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of March [__], 2016 (the “Warrant Agreement”), between the Company and Computershare Inc., a Delaware corporation and its subsidiary Computershare Trust Company, N.A., a federally chartered trust company, collectively, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2. Exercise

Warrants may be exercised at any time on or after September [__], 2016 and on or before the Expiration Time; provided that holders shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that any Warrant Shares be issued on exercise of the Warrants reside (any exercise that would not, in the opinion of the Company upon advice of counsel, qualify for exemption from the registration requirements of the Securities Act will be effected as an exchange of the Warrants for Warrant Shares as provided in the Warrant Agreement).

In order to exercise all or any of the Warrants represented by this Series A Warrant Certificate, the holder must deliver to the Company this Series A Warrant Certificate and the form of election to exercise on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program.

The exercise of Warrants is subject to certain restrictions on exercise (including a minimum number of Warrants being exercised in a partial exercise of Warrants) as described in the Warrant Agreement.

The Company pursuant to the terms of the Warrant Agreement will elect to have the Warrants which are exercised net settled in cash or net settled in shares of Common Stock as provided in the Warrant Agreement.  No Warrant may be exercised after the Expiration Time, and to the extent not exercised by such time the Warrants shall become void.

3. Adjustments

The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and, if applicable, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted.

4. No Fractional Shares

No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

5. Registered Form; Transfer and Exchange

The Warrants have been issued in registered form.  Warrant Certificates, when surrendered at the office of the Registrar by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Registrar a new Warrant Certificate or Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  This Warrant Certificate does not entitle any holder hereof to any rights of a stockholder of the Company.

6. Countersignature

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

7. Governing Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws.  The Company and the Holder of this Warrant each hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the non-exclusive jurisdiction of the courts of the state of Delaware and the Federal courts of the United States of America located within the State of Delaware, and appellate courts thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant Certificate, to the extent permitted by law; and

(vii) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANT ISSUED.

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

[Form of Exercise Notice]

(To Be Executed Upon Exercise Of Series A Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate for _______________ shares of Common Stock to be net share settled pursuant to the Net Share Settlement procedures set forth in the Warrant Agreement or net cash settled pursuant to the Net Cash Settlement procedures set forth in the Warrant Agreement, wherein in the latter case, cash in lieu of shares of Common Stock would be delivered to the Holder in lieu of delivering shares of Common Stock in accordance with terms of the Warrant Agreement.

In the case of a Net Share Settlement, the undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is ____________________ and that such shares be delivered to ____________, whose address is ______________________________.  If said number of shares is less than all of the shares of Common Stock issuable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of _____________________, whose address is ___________________, and that such Warrant be delivered to ___________________, whose address is _____________________.

If the undersigned receives Warrant Shares pursuant to a Net Share Settlement and such Warrant Shares have not been registered pursuant to a registration statement that has been declared effective under the Securities Act, the undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Shares for its own account or for the account of another qualified institutional buyer, and it is aware that the Company is issuing the Warrant Shares to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Shares pursuant to another available exemption from the registration requirements of the Securities Act.  Prior to receiving Warrant Shares pursuant to clause (x) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit D to the Warrant Agreement.  Prior to receiving Warrant Shares pursuant to clause (y) above, the Company may request a certificate substantially in the form of Exhibit E and/or an opinion of counsel.  Prior to receiving Warrant Shares pursuant to clause (z) above the Warrant Agent may request appropriate certificates and/or an opinion of counsel.

Signature

Date:

[
Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto _______________________________________________ (the “Assignee”)

(Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

☐ (1) This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Warrant Agreement is being furnished herewith.

or

☐ (2) This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

Date:

Seller

By

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit B

[Face of Series B Warrant]

[Insert appropriate legend]

No.	Warrants

[CUSIP No.                      ]9

[CUSIP No.                      ]10

Series B Warrant Certificate

This Series B Warrant Certificate certifies that                                          , or its registered assigns, is the registered holder of Series B Warrants (the “Warrants”), exercisable for, at the option of Targa Resources Corp., a Delaware corporation (the “Company”), either shares of Common Stock, par value $0.001 (the “Common Stock”), of the Company, or cash.  This Series B Warrant Certificate is exercisable for [____] shares of Common Stock (the “Exercise Shares”).  Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on September [__], 2016 until 5:00 p.m., New York City Time on March [__], 2023 (the “Expiration Time”), to receive from the Company either (i) an amount of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at an initial exercise price (the “Exercise Price”) of twenty five dollars and eleven cents ($25.11) (as such price may be adjusted as provided in the Warrant Agreement) pursuant to a Net Share Settlement, subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof or (ii) cash, pursuant to a Net Cash Settlement, subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof.  The Exercise Price and the number of Warrant Shares issuable and the cash payable upon a Net Cash Settlement upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Series B Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Series B Warrant Certificate to be signed below by its duly authorized officer.

Dated:  [             ]

[9]	144A CUSIP
[10]	Accredited Investor CUSIP

TARGA RESOURCES CORP.

By:
Name:
Title:

Countersigned on [         ]:

Computershare Inc.

as Warrant Agent

By:
Authorized Signatory

Computershare Trust Company, N.A.,

as Warrant Agent

By:
Authorized Signatory

TARGA RESOURCES CORP.

[Reverse of Series B Warrant]

1. Warrant Agreement

The Warrants evidenced by this Series B Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of March [__], 2016 (the “Warrant Agreement”), between the Company and Computershare Inc., a Delaware corporation and its subsidiary Computershare Trust Company, N.A., a federally chartered trust company, collectively, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2. Exercise

Warrants may be exercised at any time on or after September [__], 2016 and on or before the Expiration Time; provided that holders shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that any Warrant Shares be issued on exercise of the Warrants reside (any exercise that would not, in the opinion of the Company upon advice of counsel, qualify for exemption from the registration requirements of the Securities Act will be effected as an exchange of the Warrants for Warrant Shares as provided in the Warrant Agreement); and

In order to exercise all or any of the Warrants represented by this Series B Warrant Certificate, the holder must deliver to the Company this Series B Warrant Certificate and the form of election to exercise on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program.

The exercise of Warrants is subject to certain restrictions or exercise (including a minimum number of Warrants being exercised in a partial exercise of Warrants) as described in the Warrant Agreement).

The Company pursuant to the terms of the Warrant Agreement will elect to have the Warrants which are exercised net settled in cash or net settled in shares of Common Stock as provided in the Warrant Agreement.

No Warrant may be exercised after the Expiration Time, and to the extent not exercised by such time the Warrants shall become void.

3. Adjustments

The Warrant Agreement provides that, upon the occurrence of certain events, including Net Cash Settlement, the Exercise Price and, if applicable, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted.

4. No Fractional Shares

No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

5. Registered Form; Transfer and Exchange

The Warrants have been issued in registered form.  Warrant Certificates, when surrendered at the office of the Registrar by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Registrar a new Warrant Certificate or Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  This Warrant Certificate does not entitle any holder hereof to any rights of a stockholder of the Company.

6. Countersignature

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

7. Governing Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of laws.  The Company and the Holder of this Warrant each hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the state of Delaware and the Federal courts of the United States of America located within the State of Delaware, and appellate courts thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant Certificate, to the extent permitted by law; and

(vii) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANT ISSUED.

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

[Form of Exercise Notice]

(To Be Executed Upon Exercise Of Series B Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate for _______________ shares of Common Stock to be net share settled pursuant to the Net Share Settlement procedures set forth in the Warrant Agreement or net cash settled pursuant to the Net Cash Settlement procedures set forth in the Warrant Agreement, wherein in the latter case, cash in lieu of shares of Common Stock would be delivered to the Holder in lieu of delivering shares of Common Stock in accordance with terms of the Warrant Agreement.

In the case of Net Share Settlement, the undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is ____________________ and that such shares be delivered to ____________, whose address is ______________________________.  If said number of shares is less than all of the shares of Common Stock issuable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of _____________________, whose address is ___________________, and that such Warrant be delivered to ___________________, whose address is _____________________.

If the undersigned receives Warrant Shares pursuant to a Net Share Settlement and such Warrant Shares have not been registered pursuant to a registration statement that has been declared effective under the Securities Act, the undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Shares for its own account or for the account of another qualified institutional buyer, and it is aware that the Company is issuing the Warrant Shares to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Shares pursuant to another available exemption from the registration requirements of the Securities Act.  Prior to receiving Warrant Shares pursuant to clause (x) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit D to the Warrant Agreement.  Prior to the purchase of Warrant Shares pursuant to clause (y) above, the Company may request a certificate substantially in the form of Exhibit E and/or an opinion of counsel.  Prior to receiving Warrant Shares pursuant to clause (z) above the Warrant Agent may request appropriate certificates and/or an opinion of counsel.

The undersigned understands that, upon exercise of this Warrant, the Company may elect to have the Warrants which are exercised settled either net cash settled pursuant to the Net Share Settlement procedures set forth in the Warrant Agreement or net cash settled pursuant to the Net Cash Settlement Procedures set forth in the Warrant Agreement, wherein in the latter case, cash in lieu of shares of Common Stock would be delivered to the Holder in lieu of delivering shares of Common Stock in accordance with terms of the Warrant Agreement.

By

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto _______________________________________________ (the “Assignee”)

(Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

☐ (1) This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Warrant Agreement is being furnished herewith.

or

☐ (2) This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

Date:

Seller

By

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit C

RESTRICTED LEGEND

THIS WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS WARRANT EVIDENCES AND ENTITLES THE REGISTERED HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE WARRANT AGREEMENT BETWEEN TARGA RESOURCES CORP., COMPUTERSHARE, INC. AND COMPUTERSHARE TRUST COMPANY, N.A. (OR ANY SUCCESSOR RIGHTS AGENT) DATED AS OF [____________], 2016, AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S (INCLUDING ANY SUCCESSOR WARRANT AGENT) RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE  (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION

C-1

SATISFACTORY TO THE WARRANT AGENT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

C-2

Exhibit D

Rule 144A Certificate

__________, ____

[              ]

[              ]

Attention:  [●]

Re:	Warrants to acquire either Common Stock of Targa Resources Corp. or cash (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of March [__], 2016 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A. Our proposed purchase of      Warrants issued under the Agreement.

☐  B. Our proposed exchange of      Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                          , 20    , which is a date on or since close of our most recent fiscal year.  We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account.  We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

D-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

D-2

Exhibit E

Accredited Investor Certificate

__________, ____

[              ]

[              ]

Attention:  [●]

Re:	Warrants to acquire either Common Stock of Targa Resources Corp. or cash (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of March [__], 2016 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.  Our proposed purchase of ____ Warrants issued under the Agreement.

☐  B.  Our proposed exchange of ____ Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We hereby confirm that:

1. We are an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

2. Any acquisition of Warrants by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.

3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.

4. We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5. We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company or any subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) to a person it reasonably believes is a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) to an Accredited Investor that, prior to such transfer, delivers to the Warrant Agent a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) relating to the restrictions on transfer of the Warrants, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) must be delivered to the Warrant Agent.  Prior to the registration of any transfer in accordance with (d) or (e) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any exemption from the registration requirements of the Securities Act.

We understand that the Warrant Agent will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Company and the Warrant Agent that the foregoing restrictions on transfer have been complied with.  We further understand that the Warrants acquired by us will bear a legend reflecting the substance of the preceding paragraph.  We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that the Warrants will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Taxpayer ID number:

EXHIBIT E

FORM OF VINSON AND ELKINS L.L.P. OPINION

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”). The Company shall furnish to the Purchasers at the Closing an opinion of Vinson & Elkins L.L.P., counsel for the Company, addressed to the Purchasers and dated the Closing Date in form satisfactory to the Purchasers, stating that:

(i) Each of the Targa Entities is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable. Each of the Targa Entities has all requisite corporate, limited liability company or partnership power and authority, as applicable, under the laws of its jurisdiction of incorporation or formation, as applicable, necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Company SEC Documents.

(ii) Except as have been waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Company pursuant to the Company’s Organizational Documents or any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 or any Current Report or Quarterly Report filed thereafter to which the Company is a party or by which the Company may be bound.

(iii) The Purchased Shares to be issued and sold to the Purchasers by the Company pursuant to the Purchase Agreement have been duly authorized in accordance with the Company’s Organizational Documents and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable; and the issuance and sale of the Purchased Shares are not subject to any preemptive rights of any securityholder of the Company arising under the General Corporation Law of the State of Delaware as currently in effect or the Company’s Organizational Documents as currently in effect.

(iv) The shares of Common Stock issuable upon conversion of the Purchased Shares have been duly authorized by the Company pursuant to the Company’s Organizational Documents and, when issued upon conversion of the Purchased Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable; and the issuance of the shares of Common Stock upon conversion of the Purchased Shares in accordance with the terms of the Certificate of Designations will not be subject to any preemptive rights of any securityholder of the Company arising under the General Corporation Law of the State of Delaware as currently in effect or the Company’s Organizational Documents as currently in effect.

(v) The Warrants have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Warrant Agreement and will constitute valid and binding obligations of the Company when certificates representing the Warrants shall have been duly executed and issued and duly delivered in accordance with the Purchase Agreement and the

Exhibit E-1

Warrant Agreement against payment of the agreed consideration therefor; and the issuance and sale of the Warrants are not subject to any preemptive rights of any securityholder of the Company arising under the General Corporation Law of the State of Delaware as currently in effect or the Company’s Organizational Documents as currently in effect.

(vi) Any additional Warrants issued as Non-Cash Dividend Amounts pursuant to the Certificate of Designations have been duly authorized and will constitute valid and binding obligations of the Company when certificates representing the Warrants shall have been duly executed and issued and duly delivered in accordance with the Certificate of Designations and the Warrant Agreement; and the issuance of any additional Warrants issued as Non-Cash Dividend Amounts pursuant to the Certificate of Designations will not be subject to any preemptive rights of any securityholder of the Company arising under the General Corporation Law of the State of Delaware or the Company’s Organizational Documents.

(vii) The Warrant Shares have been duly authorized by the Company for issuance and sale pursuant to the terms of the Purchase Agreement, Warrant Agreement and the applicable Warrants and, when issued and delivered by the Company against payment therefor upon exercise of the Warrants in accordance with the terms of the Purchase Agreement, Warrant Agreement and the applicable Warrants, will be validly issued, fully paid and non-assessable; and the issuance and sale of the Warrant Shares are not subject to any preemptive rights of any securityholder of the Company arising under the General Corporation Law of the State of Delaware as currently in effect or the Company’s Organizational Documents as currently in effect.

(viii) No consent, approval, authorization, filing with or order of any federal or Delaware court, Governmental Authority or body having jurisdiction over the Company is required for the execution, delivery and performance by the Company of the Transaction Documents, or the consummation of the transactions contemplated by the Transaction Documents including without limitation the issuance and sale by the Company of the Purchased Shares or Warrants, the issuance of any additional Warrants as Non-Cash Dividend Amounts pursuant to the Certificate of Designations, the issuance of Warrant Shares, the issuance of the shares of Common Stock upon conversion of the Purchased Shares, except (i) as may be required in connection with the Company’s obligations under the Registration Rights Agreements to register the Warrant Shares and the shares of Common Stock issued upon conversion of the Purchased Shares under the Securities Act, (ii) those that have been obtained, (iii) as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion, or (iv) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

(ix) Assuming the accuracy of the representations and warranties of the Purchasers and the Company contained in the Purchase Agreement, the offer, issuance and sale of the Purchased Shares and Warrants by the Company to the Purchasers solely in the manner contemplated by the Purchase Agreement, the Certificate of Designations and the Warrant Agreement, the issuance of any additional Warrants as Non-Cash Dividend Amounts pursuant to the Certificate of Designations, the issuance of the Warrant Shares upon exercise solely in the manner contemplated by the Warrant Agreement and the applicable Warrants, and the issuance of the shares of Common Stock upon conversion of the Purchased Shares in accordance with the Certificate of Designations, are exempt from the registration requirements of the Securities Act; provided, however, that we express no opinion as to any subsequent sale or resale.

Exhibit E-2

(x) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xi) None of the offering, issuance or sale by the Company of the Purchased Shares or Warrants, the issuance of any additional Warrants as Non-Cash Dividend Amounts pursuant to the Certificate of Designations, the issuance of the Warrant Shares upon exercise solely in the manner contemplated by the Warrants, the issuance of the shares of Common Stock upon conversion of the Purchased Shares, or the execution, delivery and performance of the Transaction Documents by the Company or the consummation of the transactions contemplated thereby will result in a breach or violation of (A) the Company’s Operative Documents (B) any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 or any Current Report or Quarterly Report filed thereafter, or (C) the General Corporation Law of the State of Delaware or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably expected to have a Material Adverse Effect; provided, however, that we express no opinion pursuant to this paragraph (xi) with respect to any securities or other anti-fraud law.

(xii) Each of the Purchase Agreement, the Certificate of Designations, the Registration Rights Agreements, the Warrant Agreement and the Warrants has been duly authorized and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except insofar as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit E-3